Exhibit 10.1

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [****]

STOCK AND ASSET PURCHASE AGREEMENT

by and between

AOL INC.

and

MICROSOFT CORPORATION

Dated as of April 5, 2012

- i -

	ARTICLE V

COVENANTS		17

5.1	Access to Books and Records; Confidentiality	17
5.2	Required Actions	18
5.3	Further Assurances	19
5.4	Conduct of Business	20
5.5	No Solicitation by Seller	21
5.6	Public Announcements	22
5.7	Restructuring Transactions	22
5.8	Use of Trademarks	23
5.9	Resignation of Directors and Officers	23
5.10	Tax Matters	23
5.11	Encumbrances	27

	ARTICLE VI

CONDITIONS TO OBLIGATIONS TO CLOSE		27

6.1	Conditions to Obligation of Each Party to Close	27
6.2	Conditions to Purchaser’s Obligation to Close	28
6.3	Condition to Seller’s Obligation to Close	28

	ARTICLE VII

TERMINATION		28

7.1	Termination	28
7.2	Effect of Termination	29
7.3	Fees	29

	ARTICLE VIII

SURVIVAL, INDEMNIFICATION AND GUARANTEES		30

8.1	Survival	30
8.2	Indemnification	30
8.3	Limitations on Indemnification	31
8.4	Indemnification Procedures	31
8.5	Exclusive Remedy	33
8.6	Insurance Adjustments	33
8.7	Mitigation	33
8.8	Coordination	33

- ii -

	ARTICLE IX

MISCELLANEOUS		33

9.1	Counterparts	33
9.2	Governing Law; Jurisdiction and Forum; Waiver of Jury Trial	33
9.3	Entire Agreement	34
9.4	Expenses	34
9.5	Notices	34
9.6	Successors and Assigns	35
9.7	Third-Party Beneficiaries	35
9.8	Amendments and Waivers	36
9.9	Specific Performance	36
9.10	Severability	37

Exhibits

Exhibit A – Form of Short-Form Assignment

Exhibit B – Form of Intellectual Property Matters Agreement

Schedules

Seller Disclosure Letter

- iii -

STOCK AND ASSET PURCHASE AGREEMENT

This STOCK AND ASSET PURCHASE AGREEMENT, dated as of April 5, 2012 (this “Agreement”), is entered into as of April 5, 2012 (the “Effective Date”), by and between AOL Inc., a Delaware corporation (“Seller”), and Microsoft Corporation, a Washington corporation having a primary place of business at One Microsoft Way, Redmond, Washington, USA 98052 (“Purchaser”). Seller and Purchaser are referred to herein from time to time each, as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the sole stockholder of New Aurora Corporation, a Delaware corporation and wholly owned subsidiary of Seller (the “Company”), and owns beneficially and of record the issued and outstanding Share (as defined herein);

WHEREAS, the Company owns the Company Patents (as defined herein);

WHEREAS, Seller or one of its Subsidiaries (other than the Company) owns the Transferred Assets (as defined herein); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the issued and outstanding Share and the Transferred Assets upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

“Action” shall mean any action, claim, suit, arbitration, litigation, proceeding or governmental investigation.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, that after the Closing, (i) the Company shall not be considered an Affiliate of Seller or any of its Affiliates and (ii) Seller shall not, nor shall any of its Affiliates, be considered an Affiliate of the Company. For purposes of this Agreement, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Aggregate Cap” shall have the meaning set forth in Section 8.3(b).

“Agreement” shall have the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.2.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.4(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Recitals.

“Company Patents” shall have the meaning set forth in Section 3.4(c).

“Competing Proposal” shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Purchaser) to engage in a Competing Transaction from any Person or “group” (as such term is used in Section 13(d) of the Exchange Act).

“Competing Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) with one or more Third Parties involving any sale, license (other than Outbound License Agreements), acquisition, transfer or disposition of the Share, any Company Patent or any Transferred Asset.

“Confidentiality Agreement” shall mean the confidentiality agreement, dated as of March 26, 2012, by and between Seller and Purchaser.

“Contract” shall mean any agreement, contract, obligation or undertaking.

“Corporate Records” shall mean the Company’s minute book and stock ledger.

“Defined Licensee” shall have the meaning set forth in Section 8.1.

“DOJ” shall have the meaning set forth in Section 5.2(b).

“Effective Date” shall have the meaning set forth in the Preamble.

“Encumbrances” shall mean all claims, conditional sales agreements, Liens, licenses (other than Outbound License Agreements), rights to renew or extend such licenses, rights of first refusal, options, covenants, immunities or releases; provided, however, that Encumbrances shall not include any obligations imposed by a standards-setting organization.

“Evaluation Material” shall have the meaning set forth in the Confidentiality Agreement, and for the avoidance of doubt shall include any Evaluation Material disclosed pursuant to this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” shall mean any liability for (a) any Taxes imposed on Seller or any of its Subsidiaries (other than the Company) for any taxable period, (b) any Taxes imposed on the Company for any Pre-Closing Tax Period, (c) any Taxes of any Person (other than the Company) for which the Company is liable as a result of having been a member of an affiliated, consolidated, combined, or unitary group for Tax purposes prior to the Closing, (d) any Taxes imposed on the Company as a result of the transactions contemplated by Section 5.7 and (e) any Taxes resulting from a breach of any representation or warranty contained in Section 3.7(a); provided, however, that Excluded Taxes shall not include any liability for Taxes resulting from any transaction or action taken by Purchaser or any of its Affiliates (including, after the Closing, the Company) on the Closing Date or after the Closing, except for transactions or actions undertaken in the ordinary course of business.

“Extended Outside Date” shall have the meaning set forth in Section 7.1(b)(ii).

“FTC” shall have the meaning set forth in Section 5.2(b).

“GAAP” shall mean generally accepted accounting principles in the United States as in effect at the time any applicable financial statements were prepared.

“Governmental Entity” shall mean any federal, state, local, domestic or foreign court, administrative agency, commission or other governmental or regulatory authority, body or instrumentality.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 8.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.4(a).

“Intellectual Property” shall mean all intellectual property rights as recognized under the laws of the United States of America and/or other countries or jurisdictions, including rights in and to: (a) Trademarks; (b) domain names; (c) Patents, invention disclosures and inventions; (d) copyrights and works of authorship; (e) Trade Secrets; and (f) Software; in each case, including any registrations or applications for registration therefor.

“Intellectual Property Matters Agreement” shall have the meaning set forth in Section 2.4(b)(ii).

“Law” shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Liabilities” shall mean liabilities, debts, claims, demands, expenses, commitments, Losses and obligations, whether known or unknown, contingent or absolute, of every kind and description.

“Liens” shall mean all liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other limitations on use of any nature whatsoever, whether consensual, statutory or otherwise; provided, however that Liens shall not include any obligations imposed by a standards-setting organization.

“Losses” shall mean all losses, costs, charges, expenses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, assessments or deficiencies.

“Omitted License Agreement” shall have the meaning set forth in the definition of Patent Related Documentation.

“Order” shall have the meaning set forth in Section 6.1(c).

“Outbound License Agreement” shall mean a patent license implied in connection with the sale or license of products or services provided by Seller or any of its Affiliates, but only to the extent such patent license (a) is directed to such products or services and (b) applies by operation of law under the principles of implied license or patent exhaustion.

“Outside Date” shall have the meaning set forth in Section 7.1(b)(ii).

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Patent Related Documentation” shall mean, to the extent in the possession of Seller or the Company, as applicable, or under the control of Seller or the Company, as applicable, (a) the physical patent prosecution files and dockets relating to any of the Transferred Patents or Company Patents, as applicable (including all original granted Patents), (b) litigation files relating exclusively to the Transferred Patents or the Company Patents, as applicable, and (c) copies of agreements set forth on Section 3.6(a) of the Seller Disclosure Letter, except to the extent disclosure of the terms or existence of an agreement or cross-license agreement is prohibited, in which case such license agreement shall not be included in the Patent Related Documentation (an “Omitted License Agreement”), but the number of such Omitted License Agreements is set forth in Section 1.1 of the Seller Disclosure Letter; provided that “Patent Related Documentation” shall not include the competitively sensitive portions of the foregoing that relate to any current or past business lines of Seller or any Subsidiaries of Seller (including the Company).

“Patents” shall mean all national (of any country of origin) and multinational patents, patent applications and provisional patent applications (including utility models and typeface design patents and registrations), and reissues, divisions, continuations, continuations-in-part, continuing patent applications, extensions and reexaminations thereof, and all rights therein provided by multinational treaties or conventions.

“.pdf” shall have the meaning set forth in Section 9.1.

“Permitted Liens” shall mean Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith or that may thereafter be paid without penalty.

“Person” shall mean a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

“Potential Contributor” shall have the meaning set forth in Section 8.4(c).

“Post-Closing Tax Period” shall mean any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing Date.

“Pre-Closing Tax Period” shall mean any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Property Taxes” shall have the meaning set forth in Section 5.10(a)(iii).

“Purchase Price” shall have the meaning set forth in Section 2.3.

“Purchase Price Allocation” shall have the meaning set forth in Section 5.10(j).

“Purchaser” shall have the meaning set forth in the Preamble.

“Purchaser Indemnified Parties” shall have the meaning set forth in Section 8.2(a).

“Referee” shall have the meaning set forth in Section 5.10(j).

“Regulatory Law” shall mean the HSR Act, and all other U.S. federal and state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Representatives” shall have the meaning set forth in Section 5.5.

“Required Approvals” shall have the meaning set forth in Section 5.2(a).

“Sale” shall have the meaning set forth in Section 2.1.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” shall have the meaning set forth in the Preamble.

“Seller Disclosure Letter” shall mean the disclosure letter attached to this Agreement.

“Seller Indemnified Parties” shall have the meaning set forth in Section 8.2(b).

“Seller Material Adverse Effect” shall mean any change, event, effect or circumstance, that, individually or when taken together with all other changes, events, effects or circumstances, (a) has prevented or materially impaired or would prevent or materially impair the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or (b) materially impairs the value or enforceability of the Share, the Company Patents and Transferred Patents (taken as a whole).

“Share” shall mean the share of common stock of the Company.

“Short-Form Assignment” shall mean short-form Patent assignments, in the form attached hereto as Exhibit A, to be executed by Seller or the applicable Subsidiaries of Seller providing for the confirmation of assignment of the Patents included in the Transferred Patents from Seller or its applicable Subsidiary to Purchaser.

“Software” shall mean any computer programs, applications and interfaces, whether in source code or object code, and all related documentation, user and operational guides and/or manuals.

“Straddle Period” shall mean any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” shall mean, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such first Person is a general partner, manager or managing member.

“Tax” shall mean any tax of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other tax or assessment, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Benefit” shall mean the Tax effect of any Tax Item which decreases Taxes paid or payable or increases Tax basis. For purposes of determining the amount and timing of any Tax Benefit, the recipient of the Tax Benefit shall be deemed to pay tax at the highest marginal rates in effect in the year such Tax Benefit is realized or utilized and shall be deemed to realize or utilize any Tax Benefit in the first taxable year that such Tax Benefit may be realized or utilized under applicable Law.

“Tax Item” shall mean any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable.

“Tax Proceeding” shall have the meaning set forth in Section 5.10(c)(ii).

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

“Termination Fee” shall have the meaning set forth in Section 7.3.

“Third Party” shall mean any Person that is neither a Party nor an Affiliate of a Party.

“Third Party Claim” shall have the meaning set forth in Section 8.4(a).

“Threshold” shall have the meaning set forth in Section 8.3(a).

“Trade Secrets” shall mean trade secrets, know-how and confidential technical or business information.

“Trademarks” shall mean all trademarks, service marks, trade dress, logos, trade names, corporate names and business names; in each case, whether or not registered, including all common law rights therein, and registrations, applications for registration and renewals thereof, and all rights therein provided by multinational treaties or conventions.

“Transaction Documents” shall mean this Agreement, the Intellectual Property Matters Agreement and the Short-Form Assignment.

“Transfer Taxes” shall have the meaning set forth in Section 5.10(i).

“Transferred Assets” shall have the meaning set forth in Section 2.2(a).

“Transferred Patents” shall have the meaning set forth in Section 3.4(b).

1.2 Interpretation; Absence of Presumption.

(a) For the purposes of this Agreement, “to the knowledge of Seller” shall mean the actual knowledge, without independent investigation, of the individuals identified in Section 1.2 of the Seller Disclosure Letter. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Seller Disclosure Letter is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Seller Disclosure Letter is or is not material for purposes of this Agreement.

(b) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs in and Schedules to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter, single or plural, as the context may require and (vii) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

1.3 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE II

THE SALE

2.1 Purchase and Sale of the Share. Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Seller shall transfer, convey, assign and deliver to Purchaser or its designee(s), and Purchaser or its designee shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Share (along with the purchase of the Transferred Assets pursuant to Section 2.2, the “Sale”).

2.2 Purchase and Sale of Transferred Assets.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, and shall cause its Subsidiaries, as applicable, to transfer, convey, assign and deliver to Purchaser or its designee(s), and Purchaser or its designee(s), as applicable, shall purchase and acquire from Seller and its applicable Subsidiaries, on an “as-is” and “where-is” basis, all of Seller’s and its applicable Subsidiaries’ right, title and interest in the Transferred Patents [****], together with (i) the right, if any, to register, prosecute, maintain and defend the Transferred Patents before any public or private agency, office or registrar, (ii) the right, if any, to sue and recover damages or other compensation for past or future infringements thereof, (iii) the right, if any, to sue and obtain equitable relief in respect of such infringements, and (iv) the right to fully and entirely stand in the place of Seller or its applicable Subsidiaries in all matters related thereto (the “Transferred Assets”).

(b) Seller shall retain its right, title and interest in and to, and Purchaser shall have no rights with respect to and, except as provided in the Intellectual Property Matters Agreement, shall not acquire any right, title and interest of Seller in and to, all Seller assets, including the remaining Intellectual Property of Seller following the Closing, other than the Transferred Assets and the Share.

2.3 Purchase Price. In consideration for the Share and the Transferred Assets, at the Closing, Purchaser shall pay to Seller an aggregate of $1,056,000,000 in cash (the “Purchase Price”).

2.4 Closing; Deliveries.

(a) The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., New York time, on the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (Conditions to Obligations to Close) (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time or date as may be mutually agreed upon in writing by Seller and Purchaser (the “Closing Date”).

(b) At the Closing:

(i) Purchaser shall pay to Seller, by wire transfer, to an account or accounts designated by Seller prior to the Closing, immediately available funds in an amount equal to the Purchase Price;

(ii) Seller and Purchaser shall enter into the Intellectual Property Matters Agreement in the form attached as Exhibit B (the “Intellectual Property Matters Agreement”);

(iii) Seller shall deliver to Purchaser or its designee appropriate documentation evidencing the Share and transfer thereof;

(iv) Seller and each of its Subsidiaries (other than the Company) shall assign, transfer and convey, and each hereby does assign, transfer and convey, to Purchaser or its applicable designee(s) all right, title and interest they have in and to the Transferred Patents and the Company Patents, including any and all causes of action and legal rights entitled by the original owners of such Patents and all rights of Seller and each of its Subsidiaries (other than the Company) to sue for past, present and future infringement of such Patents, to collect royalties under such Patents, to prosecute all such Patents worldwide, to apply for additional patents and applications worldwide related to or claiming priority to such Patents, and to have such Patents issue in the name of Purchaser or its applicable designee(s). Seller shall also deliver to Purchaser or its applicable designee(s) an executed copy of the Short-Form Assignment.

(v) Seller shall deliver, and shall cause its Subsidiaries (other than the Company) to deliver, to Purchaser copies of all the tangible embodiments of the Patent Related Documentation with respect to the Transferred Patents and the Company Patents existing as of the Closing Date;

(vi) Seller shall deliver the Corporate Records to Purchaser (except to the extent such records are held by the Company as of the Closing Date);

(vii) each Party shall deliver, or cause to be delivered, to the other any other documents reasonably requested by such other Party in order to effect, or evidence the consummation of, the transactions contemplated herein; and

(viii) Seller shall deliver a certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF SELLER

Seller represents and warrants to Purchaser as follows in this Article III, as of the Effective Date and as of the Closing Date:

3.1 Organization and Qualification.

(a) Each of Seller and its applicable Subsidiaries is duly organized, validly existing and in good standing under the Laws of its respective state of organization and has all material requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified in all material respects to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification.

(b) The Company is duly organized, validly existing and in good standing under the Laws of Delaware and has all material requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified in all material respects to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification. The Company has previously provided or made available to Purchaser true and complete copies of (i) its Certificate of Incorporation and all amendments thereto or restatements thereof and (ii) its bylaws as currently in effect.

(c) The Company does not have any Subsidiaries, and does not own any equity interest of any other Person.

3.2 Authority Relative to this Agreement. Seller has all requisite corporate or other organizational power and authority, and has taken all corporate or other organizational action necessary, to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms hereof and thereof. This Agreement has been and each of the other Transaction Documents when executed will be duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement and each of the other Transaction Documents by the other Party, constitute or when executed will constitute valid, legal and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

3.3 Consents and Approvals; No Violations.

(a) No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Seller or the Company for the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement, except compliance with any applicable requirements of any Regulatory Law.

(b) Assuming compliance with the items described in the preceding Section 3.3(a), neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement will materially (i) conflict with or violate any provision of Seller’s Certificate of Incorporation or by-laws, (ii) conflict with or violate any provision of the Company’s Certificate of Incorporation or bylaws, (iii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company or Seller or any of its Subsidiaries is a party or by which any of them or any of its properties or assets may be bound or (iv) violate or infringe any Law applicable to the Company or Seller or any of its Subsidiaries or any of their respective properties or assets; except, in the case of (iii) or (iv), for breaches, violations, infringements, defaults, Liens or other rights that would not reasonably be expected to materially impair the ability of Seller to consummate the transactions contemplated by, or perform its material obligations under, this Agreement or the other Transaction Documents.

3.4 Title and Ownership.

(a) Seller owns and has valid title to the Share, free and clear of any and all Liens. Other than this Agreement, Seller is not a party to any option, warrant, purchase right or other contract or commitment obligating it to sell, transfer, pledge or otherwise dispose of the Share or to any voting trust, proxy or other agreement or understanding with respect to the voting of the Share. The Share constitutes all of the issued and outstanding equity interests of the Company.

(b) Except as set forth in Section 3.4(b)(i) of the Seller Disclosure Letter, Seller, or one or more Subsidiaries of Seller (other than the Company), own all right, title, and interest in and to the Patents listed on Section 3.4(b)(ii) of the Seller Disclosure Letter (the “Transferred Patents”), specifying as to each such item, as applicable, the name of the owner, jurisdiction of application and/or registration, application and/or registration number and date of application or registration.

(c) Except as set forth in Section 3.4(c)(i) of the Seller Disclosure Letter, the Company owns all right, title, and interest in and to the Patents listed on Section 3.4(c)(ii) of the Seller Disclosure Letter (the “Company Patents”), specifying as to each such item, as applicable, the name of the owner, jurisdiction of application and/or registration, application and/or registration number and date of application or registration.

3.5 Capitalization of the Company. The Company’s authorized capital stock consists solely of the Share, which is composed of one authorized share of common stock, par value $0.01 per share, one share of which is presently issued and outstanding. The Company does not have (a) any shares of common stock reserved for issuance or (b) any outstanding or authorized option or warrant relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock. There are no (i) outstanding obligations of the Company or Seller to purchase, repurchase, redeem or otherwise acquire any capital stock of the Company or (ii) voting trusts, proxies or other agreements among the Company’s stockholders, or other Contracts with respect to the voting or transfer of the Company’s capital stock or (iii) outstanding obligations of the Company or Seller to make any payment based on the value of any equity interest in the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and are non-assessable and were not issued in violation of any preemptive rights. The Company has no obligations to provide financing or extend credit to or make any investment in any Person.

3.6 Encumbrances and Liens; Standards-Setting Organizations.

(a) [****] there are no Liens or Encumbrances on any of the Transferred Patents. [****] there are no Liens or Encumbrances on any of the Company Patents.

(b) [****] Seller nor any of their respective Subsidiaries is, or has ever been, a member of or a contributor to or made any written commitments or agreements regarding any patent pool, industry standards body, standards-setting organization, or other similar organization, in each case that requires or obligates Seller, the Company or such Subsidiary thereof, as applicable, to grant or offer to any other Person any license or right to a Transferred Patent or Company Patent.

(c) Except as set forth in Section 3.6(c) of the Seller Disclosure Letter, to the knowledge of Seller, neither the Company, Seller nor any of their respective Subsidiaries has determined, or received notice of any claim by any party, that any of the Transferred Patents or Company Patents are essential to a standard or otherwise need to be disclosed or licensed pursuant to the bylaws, membership agreement, intellectual rights policy or other governing rules of any industry standards body, standard setting organization, or other similar organization applicable to Seller (which are listed on Section 3.6(b) of the Seller Disclosure Letter), the Company or any of their respective Subsidiaries.

3.7 Taxes.

(a) (i) All material Tax Returns required to be filed by or with respect to the Company have been timely filed (giving effect to extensions validly obtained), all such Tax Returns were correct and complete, and all material Taxes shown to be due on such Tax Returns have been paid, in each case, except with respect to matters contested in good faith or for which adequate reserves, in accordance with GAAP, are reflected in the Company’s unaudited consolidated financial statements as of December 31, 2011 (including balance sheet and income statement), copies of which have been provided to Purchaser; (ii) there is no material action, suit, proceeding, investigation, audit or claim pending or threatened in writing with respect to any Taxes of the Company and there is no currently effective extension or waiver of the statute of limitations applicable to any material Taxes of the Company; (iii) there are no material Liens for Taxes upon any Company Patents or upon any Transferred Assets, in each case, other than Permitted Liens; (iv) the Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes; (v) the Company has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2); and (vi) within the past two (2) years, the Company has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

(b) It is agreed and understood that the sole representations and warranties in this Agreement in respect of Tax matters are those set forth in Section 3.7(a).

3.8 Undisclosed Liabilities. As of the Closing, neither the Company nor any Transferred Patent will have or be subject to any Liabilities, except:

(a) Liabilities disclosed in Section 3.8(a) of the Seller Disclosure Letter;

(b) Actions brought against the Company Patents or Transferred Patents and all Liabilities related thereto, and all maintenance fees and prosecution costs related to the Company Patents and Transferred Patents; and

(c) all Liabilities in connection with Encumbrances on the Company Patents and Transferred Patents as disclosed in Section 3.6(a)(i) or Section 3.6(a)(ii) of the Seller Disclosure Letter and in connection with any obligations imposed by a standards-setting organization listed in Section 3.6(b) of the Seller Disclosure Letter.

3.9 Broker’s Fees. Except for Evercore Partners Inc. and Goldman, Sachs & Co. (whose fees shall be satisfied in their entirety by Seller), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

3.10 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III, neither Seller nor any of its agents, Affiliates, officers, directors, employees or representatives nor any other Person makes or shall be deemed to make any representation or warranty to Purchaser, express or implied, at law or in equity, on behalf of Seller or any Affiliate of Seller, and Seller and each of its respective Affiliates by this Agreement disclaim any such representation or warranty, whether by Seller or any of its agents, Affiliates, officers, directors, employees or representatives or any other Person, notwithstanding the delivery or disclosure to Purchaser, or any of its officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Seller or any of its agents, Affiliates, officers, directors, employees or representatives or any other Person with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PURCHASER

Purchaser represents and warrants to Seller as follows in this Article IV, as of the Effective Date and as of the Closing Date:

4.1 Organization and Qualification. Purchaser is duly organized, validly existing and in good standing under the Laws of Washington, and has all material requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified in all material respects to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification.

4.2 Authority Relative to this Agreement. Purchaser has all requisite corporate or other organizational power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the other Party, constitutes a valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3 Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Purchaser for the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated by this Agreement, except compliance with the applicable requirements of any Regulatory Law. Assuming compliance with the applicable requirements of the previous sentence, neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated by this Agreement will (a) conflict with or violate any provision of the respective articles of incorporation or by-laws (or similar governing documents) of Purchaser, (b) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Purchaser is a party or by which it or any of its properties or assets may be bound or (c) violate or infringe any Law applicable to Purchaser or any of its properties or assets; except, in the case of (b) or (c), for breaches, violations, infringements, defaults, Liens or other rights that would not reasonably be expected to materially impair the ability of Purchaser to consummate the transactions contemplated by, or perform its material obligations under, this Agreement or the other Transaction Documents.

4.4 Funding. Purchaser has immediately available funds, or access to immediately available funds, necessary to consummate the transactions contemplated by this Agreement and for the satisfaction of all of Purchaser’s obligations under this Agreement, including for the payment of the Purchase Price to Seller on the Closing Date.

4.5 Broker’s Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

4.6 Purchaser’s Acknowledgments; Exclusivity of Representations and Warranties.

(a) Purchaser is experienced and sophisticated with respect to transactions of the type contemplated by this Agreement and the other Transaction Documents. In consultation with experienced counsel and advisors of its choice, Purchaser has conducted its own independent review and analysis of the Share (including the Company Patents), the Transferred Assets (including the Transferred Patents), and the rights and obligations it is acquiring and assuming under this Agreement and the other Transaction Documents. Purchaser acknowledges that it and its representatives have been permitted such access to the books and records, contracts and other properties related to the Share (including the Company Patents) and the Transferred Assets (including the Transferred Patents) as it required to complete its review, and that it and its representatives have been provided with an opportunity to meet with the officers and other employees of Seller to discuss the conduct of business related to the Share (including the Company Patents) and the Transferred Assets (including the Transferred Patents). Purchaser is acquiring the Share for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Share.

Purchaser acknowledges that the Share has not been registered under the Securities Act or any state securities Laws and agrees that the Share may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

(b) Purchaser acknowledges and agrees that:

(i) except for the representations and warranties expressly set forth in Article III, Purchaser has not relied on any representation or warranty from Seller, the Company or any Seller Affiliate, or any of their partners, employees, officers, directors, agents, advisors or other Representatives in determining whether to enter into this Agreement or any of the other Transaction Documents;

(ii) except for the representations and warranties expressly set forth in Article III, Seller has not, nor has any employee, officer, director, accountant, financial, legal or other representative of Seller or the Company, or any Affiliate of any such Person, made any representation or warranty, express or implied, as to the Share or the Transferred Assets (including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Transferred Assets including under the International Convention on Contracts for the Sale of Goods (Geneva Convention) and any other applicable sale of goods Laws), or as to the accuracy or completeness of any information regarding any of the foregoing that Seller, or any other Person, furnished or made available to Purchaser and its representatives (including any projections, estimates, budgets, offering memoranda, management presentations or due diligence materials);

(iii) none of Seller, the Company or any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser’s use, of the information referred to in Section 4.6(b)(i) or 4.6(b)(ii); and

(iv) except for the representations and warranties expressly set forth in Article III, Purchaser takes the Transferred Assets and the Company Patents on an “as is” and “where is” basis, without representation or warranty of any kind from Seller or any of its Affiliates, and without recourse to Seller or any of its Affiliates.

(c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR TITLE OF ASSETS, OR RELATING TO NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY, OR REGARDING THE SCOPE, VALIDITY OR ENFORCEABILITY OF ANY TRANSFERRED ASSETS OR COMPANY PATENTS.

4.7 Knowledge Regarding Representations; Satisfaction of Conditions. As of the date of this Agreement, Purchaser is not aware of any inaccuracy or misstatement in, or breach of, any representation or warranty of Seller contained in this Agreement. Purchaser is not, as of the date of this Agreement, aware of any reason why the conditions set forth in Article VI would not be satisfied or capable of being satisfied on the Closing Date.

ARTICLE V

COVENANTS

5.1 Access to Books and Records; Confidentiality.

(a) Purchaser agrees to hold all of the Corporate Records of the Company existing on the Closing Date and not to destroy or dispose of any thereof for a period of five (5) years from the Closing Date or such longer time as may be required by Law.

(b) The Confidentiality Agreement remains in full force and effect in accordance with its terms and all Evaluation Material disclosed, whether before or after the Effective Date through the Closing, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to Purchaser (or its accountants, agents, representatives and Affiliates) shall be kept confidential by such Persons in accordance with Confidentiality Agreement; provided, that (1) nothing contained therein shall limit Purchaser’s right to (x) provide Evaluation Material to any potential assignee of Purchaser under Section 9.6 (and such Person’s accountants, agents, representatives and Affiliates) who enters into a customary confidentiality agreement with Seller to maintain the confidentiality of such Evaluation Material, (y) identify by number any Company Patent or Transferred Patent to any Third Party or describe any Encumbrances or commitment to a standards-setting organization with respect to such Patents to any Third Party that has entered into a customary confidentiality agreement with Purchaser; provided Purchaser shall be responsible for any breach of such Third Party’s confidentiality obligations thereunder; or (z) contact, communicate with or enter into any arrangements or agreements with any such Person and (2) the Confidentiality Agreement shall automatically terminate upon Closing. Subject to Section 5.6, Seller shall not (and shall cause its Affiliates not to) now or hereafter use (other than in accordance with the Intellectual Property Matters Agreement) or disclose any information concerning the Company Patents or the Transferred Assets or contained in the Patent Related Documentation that, as of the Effective Date, is not generally known or available outside Seller, the Company and their respective Affiliates, to any third party except in either case: (i) with the prior written consent of Purchaser; (ii) to any governmental body having jurisdiction to require disclosure or to any arbitral body, to the extent required by same; (iii) as otherwise may be required by Law or legal process, including to legal and financial advisors in their capacity of advising a Party in such matters; or (iv) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (v) while obtaining legal advice from legal counsel as needed in the normal course of business; provided that, in (ii) through (v) above, (A) Seller shall use all legitimate and legal means available to minimize the disclosure to Third Parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (B) except for permitted disclosures to legal and financial advisors and accountants, Seller provides Purchaser with at least ten (10) business days’ prior written notice of such disclosure or, if not reasonable, as much advance notice as reasonably possible under the circumstances.

(c) The Parties agree that certain portions of this Agreement may contain competitively sensitive information, the public disclosure of which would be competitively harmful. The Parties agree that each Party shall notify the other Party prior to filing this Agreement as an exhibit to any registration statement or periodic report filed with the United States Securities and Exchange Commission or any counterpart under any foreign jurisdiction (a “Securities Regulator”) and cooperate with the non-filing Party in jointly identifying provisions for which the filing Party would redact and/or make a request for confidential treatment in connection with any such filing. The redaction and/or request for confidential treatment shall be made in a manner consistent with applicable Securities Regulator’s regulations and guidance. The request shall seek the longest confidentiality term possible. Any confidentiality request shall be submitted to and subject to the non-filing Party’s reasonable approval in advance of filing.

(d) Between the Effective Date and the Closing, Seller shall, and shall cause its Affiliates to, make available to Purchaser and its Representatives from time to time upon reasonable written request and in accordance with a reasonable process established by Seller (i) the Patent Related Documentation and other data, records and files related to the Share, the Company Patents or the Transferred Assets and (ii) Representatives of Seller with knowledge concerning such matters as Purchaser may reasonably request, in each case in order to permit Purchaser to complete due diligence with respect to the Sale and the transactions contemplated by the Transaction Documents.

5.2 Required Actions.

(a) Both of the Parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Law to consummate the transactions contemplated by this Agreement as soon as practicable after the Effective Date, including (i) preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and obtaining as promptly as practicable all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign Law or regulation, as appropriate, and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Third Party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Required Approvals”) and (ii) taking all reasonable steps as may be necessary to obtain all such necessary consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of the Parties agrees to (A) prepare, as promptly as practicable, and to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fifteen (15) Business Days and (B) prepare to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such Laws or by such Governmental Entities, and to supply such additional information and documentation and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals, or expiration of waiting periods, under such other Laws or from such authorities as soon as practicable.

(b) The Parties shall each cooperate and consult with each other in connection with the actions referenced in Section 5.2(a) to obtain all Required Approvals. In particular, the Parties shall (i) consult with each other prior to taking any substantive position in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, and (ii) permit each other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written communication between either Party and any Governmental Entity. In addition, each Party shall (x) promptly inform the other Party of (and, if written, supply to the other Party) any communication received by such Party from, or given by such Party to, the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”) or any other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case to the extent not prohibited by Law and regarding any of the transactions contemplated hereby, and (y) consult with the other Party in advance, to the extent practicable and not prohibited by Law, of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent not prohibited by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences. In furtherance and not in limitation of the foregoing, Seller agrees that notwithstanding anything to the contrary in this Agreement, Purchaser shall control and take the lead in all meetings and communications with any Governmental Entity in connection with any Required Approvals, such that the requisite approvals are obtained prior to the Outside Date or the Extended Outside Date, if applicable, in accordance with the terms and conditions of this Agreement.

(c) Each Party shall not, and shall cause each of their respective Affiliates not to, take any action which is intended to or which would reasonably be expected to adversely affect the ability of any of the Parties hereto from obtaining (or cause delay in obtaining) any Required Approvals, from performing its covenants and agreements under this Agreement, or from consummating the transactions contemplated by this Agreement.

5.3 Further Assurances.

(a) Without limiting the foregoing, on and after the Closing Date, each Party shall cooperate with the other Party, without any further consideration, to cause to be executed and delivered, all instruments, including instruments of conveyance, novations, assignment and transfer, and to make all filings with, and to obtain all consents, under any permit, license, agreement, indenture or other instrument or regulation, and to take all such other actions as each of the Parties may reasonably request to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the other Transaction Documents; provided, that, notwithstanding anything to the contrary in this Agreement, recordation or registration of the Short-Form Assignment or any other document evidencing the assignment of the Transferred Patents from Seller to Purchaser (or its applicable designee(s)) and prosecution and maintenance activities shall be Purchaser’s (or its applicable designee(s)’s) responsibility and at its sole cost and expense.

(b) On the Closing Date, Seller shall notify Purchaser (or its applicable designee) in writing separate from any other disclosures made hereunder of any relevant due dates related to prosecution, filing, defense, enforcement or maintenance of the Company Patents and the Transferred Patents that will occur within sixty (60) days after the Closing Date. Seller shall continue to prosecute the Transferred Patents and Company Patents consistent with past practice on behalf of Purchaser through the Closing, including, if applicable, by filing continuations of any applicable Transferred Patents or Company Patents, and shall pay any maintenance fees, annuities, and the like due or payable on the Company Patents and the Transferred Patents through the Closing. Seller hereby gives Purchaser power-of-attorney after the Closing, to execute documents in the name of Seller in order to effectuate the recordation of the transfers of any portion of the Transferred Patents in any governmental filing office in the world.

(c) Seller covenants and agrees that after the Closing Date, it shall, upon reasonable request, execute and deliver to Purchaser (or its applicable designee(s)) any other documents and materials, and take any reasonable further actions (including taking reasonable action to obtain the cooperation of the named inventors), that are reasonably necessary for Purchaser (or its applicable designee(s)) to perfect its title in the Transferred Patents. Without limitation to the foregoing, to the extent that the Transferred Patents include non-U.S. patents and patent applications, Seller shall deliver to Purchaser’s (or its applicable designee(s)’s) representatives executed documents in a form as may be required in the non-U.S. jurisdiction in order to perfect the assignment to Purchaser (or its applicable designee(s)) of the non-U.S. patents and patent applications. In addition, upon written request of Purchaser (or its applicable designee(s)) and at reasonable and sole out-of-pocket cost and expense to Purchaser (or its applicable designee(s)), Seller shall take such actions which Seller deems reasonable to provide reasonable access to employee inventors of Seller or its Affiliates and relevant documents to assist Purchaser (or its applicable designee(s)) in the prosecution, maintenance, defense or enforcement of the Company Patents and the Transferred Patents. In addition, upon written request of Purchaser (or its applicable designee(s)), Seller shall take such actions which Seller deems reasonable to cooperate with Purchaser (or its applicable designee(s)) to resolve enforceability issues related to the Company Patents and Transferred Patents, including ownership issues with respect terminal disclaimers.

5.4 Conduct of Business. From the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with its terms, except as otherwise contemplated by this Agreement, required by Law or disclosed in Section 5.4 of the

Seller Disclosure Letter, without Purchaser’s consent (which shall not be unreasonably withheld, conditioned or delayed; provided that Purchaser shall not be required to consent to any action involving a Third Party that is party to an Action involving Purchaser or its Affiliates), Seller shall not, and shall cause the Company and each of their respective Affiliates not to:

(a) incur any Lien on the Share, any Company Patent or any Transferred Asset, other than (i) Liens that will be discharged at or prior to Closing and (ii) Permitted Liens;

(b) grant or permit any Encumbrance under or with respect to any Company Patents or Transferred Assets, except (i) under any Outbound License Agreement or (ii) those license grants which may occur solely by virtue of Seller’s and/or its Affiliates’ participation or membership prior to the Effective Date in any standards-setting organization set forth in Schedule 3.6(b) of the Seller Disclosure Letter;

(c) waive, release, assign, settle or compromise any material Action relating to the Company Patents or Transferred Assets to the extent that such waiver, release, assignment, settlement or compromise imposes any obligation, whether contingent or realized, that will bind Purchaser after the Closing Date or grants or permits any material Encumbrance under or with respect to the Company Patents or Transferred Assets;

(d) intentionally fail to make any filing, pay any fee, or take any other action necessary to maintain the ownership, validity and enforceability of any Company Patents or Transferred Patents, including using reasonable best efforts to preserve any and all claims under any Company Patent or Transferred Patent subject to reexamination (if any); provided, that if the Company or Seller, as applicable, unintentionally fails to make any filing, pay any fee, or to take any other action necessary to maintain the ownership, validity and enforceability of any Company Patents or Transferred Patents, or fails to exercise such reasonable best efforts, as applicable, shall, upon becoming aware of any such failure, make all reasonable efforts to correct any adverse effects of such failure;

(e) assume or incur any Liabilities on the Transferred Patents, Company Patents or the Share other than (i) the Liabilities specified in Section 3.8(b) and (c) and (ii) those Liabilities that will be discharged at or prior to Closing;

(f) initiate any Action under or with respect to any of the Company Patents or Transferred Patents; or

(g) enter into a binding, written agreement or commitment to take any of the foregoing actions.

5.5 No Solicitation by Seller. Seller shall, and shall cause its Subsidiaries and use reasonable best efforts to cause its and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person with respect to a Competing Proposal and shall terminate the access of any Person to any non-public information of Seller or the Company with respect to the Share and the Transferred Assets (including access to any virtual data room containing such information). Seller shall not, and shall cause its Subsidiaries and use reasonable best efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing or permitting access to information) or knowingly induce or take any other action designed to lead to any inquiries or proposals that constitute, or would reasonably be expected to lead to, the submission of a Competing Proposal, (ii) participate in any discussions or negotiations concerning a Competing Proposal or (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a Competing Proposal.

5.6 Public Announcements. Except as otherwise required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq, no Party shall issue any press release or make other public statements with respect to the transactions contemplated by this Agreement or any other Transaction Document or identifying the other Party by name without the prior written consent of the other Party; provided, that each party and their respective Affiliates may make statements that are not inconsistent with previous press releases or public statements made by a Party in compliance with this Section 5.6.

5.7 Restructuring Transactions.

(a) Except as set forth in Section 5.7(a) of the Seller Disclosure Letter, prior to the Closing, Seller shall cause the Company to convey to Seller or a Subsidiary of Seller (other than the Company) all assets of the Company (including all royalty payments under the Agreement set forth in Section 5.7(a) of the Seller Disclosure Letter) other than the Company Patents on an “as-is” and “where-is” basis, and Seller shall cause the Company to assign all Liabilities of the Company to Seller or a Subsidiary of Seller (other than the Company), and Seller shall assume, perform and fulfill when due, and to the extent applicable, comply with, or shall cause the applicable Subsidiary of Seller (other than the Company) to assume, perform and fulfill when due, and to the extent applicable, comply with, any and all of such Liabilities. Seller shall, and shall cause its Subsidiaries to, waive, release and discharge the Company of any and all Liabilities with respect to the conveyance, assignment and assumption described in the foregoing sentence. From and after the Closing Date, Seller shall indemnify and defend and hold the Company, its Affiliates and their respective directors, officers, partners, employees, advisors, representatives and agents (collectively, the “Company Indemnified Parties”) harmless from and against any and all Losses incurred by any Company Indemnified Party (whether or not involving a third party claim) arising out of or resulting from the conveyance, assignment and assumption described in the foregoing sentence.

(b) In the event that, at any time from and after the Closing, either Party (or any Subsidiaries of such Party) discovers that it or any of its Affiliates is the owner of, receives or otherwise comes to possess any asset or is liable for any Liability that is attributable to the other Party (or any Subsidiaries of such Party) pursuant to this Agreement or any other Transaction Document (except in the case of any acquisition of assets or assumption of Liabilities from the other Party for value subsequent to the Closing), such Party shall promptly convey, or cause to be conveyed, such asset or Liability to the Person so entitled thereto or responsible therefor (and the relevant Party shall cause such entitled Person to accept such asset or assume such Liability).

5.8 Use of Trademarks. Nothing in this Agreement grants to Purchaser the right to use the name “AOL”, “Netscape” or any Trademarks owned by the Company, Seller or any of their Affiliates or any other mark employing the word “AOL”, “Netscape” or any confusingly similar Trademarks to any of the foregoing.

5.9 Resignation of Directors and Officers. Seller shall cause each of the directors and officers of the Company to resign or be removed as a director or officer of the Company, as applicable, effective immediately prior to the Closing.

5.10 Tax Matters.

(a) Tax Indemnification.

(i) Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates from and against any and all (A) Excluded Taxes, (B) Taxes resulting from any breach by Seller or any of its Affiliates of any covenant in this Agreement, (C) Transfer Taxes for which Seller is responsible pursuant to Section 5.10(i) and (D) costs and expenses attributable to any item in clauses (A) through (C).

(ii) Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates from and against any and all (A) Taxes imposed on or with respect to the Company for any Post-Closing Tax Period, (B) Taxes resulting from any breach by Purchaser or any of its Affiliates of any covenant in this Agreement, (C) Transfer Taxes for which Purchaser is responsible pursuant to Section 5.10(i) and (D) costs and expenses attributable to any item in clauses (A) through (C).

(iii) For purposes of this Agreement, in the case of any Straddle Period of the Company, (A) the amount of any real, personal and intangible property Taxes or similar ad valorem Taxes (“Property Taxes”) that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (B) the amount of any Taxes (other than Property Taxes) that relates to the Pre-Closing Tax Period shall be determined as if the relevant taxable period ended as of the end of the day on the Closing Date. For the avoidance of doubt, the Parties agree that neither Party shall make a ratable allocation election under Treasury Regulation Section 1.1502-76(b)(2) or any analogous provision of state, local or foreign Law. In accordance with Treasury Regulation Section 1.1502-76 and any analogous provision of state, local or foreign Law, any Tax imposed solely with respect to an extraordinary transaction that Purchaser or any of its Affiliates (including, after the Closing, the Company) causes to occur on the Closing Date after the Closing shall be allocated to the taxable period beginning after the Closing Date.

(b) Preparation and Filing of Tax Returns.

(i) Seller shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company for any Pre-Closing Tax Period (other than Tax Returns for any Straddle Period of the Company). With respect to any Tax Returns described in this Section 5.10(b)(i) required to be filed by the Company after the Closing Date, Seller shall provide a final copy of such Tax Return to Purchaser no less than ten (10) calendar days prior to the due date for filing such Tax Return (taking into account any applicable extensions), and Purchaser shall thereafter cause the Company to execute and timely file such Tax Returns and, subject to Section 5.10(a)(i), shall timely remit any Taxes payable with respect to such Tax Return. For the avoidance of doubt, the preceding sentence shall not apply with respect to any Tax Returns that are required to be filed by or on behalf of any affiliated, consolidated, combined or unitary group for Tax purposes that includes the Company, on the one hand, and Seller or any Affiliate of Seller (other than the Company), on the other hand.

(ii) Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company for any Straddle Period of the Company. Purchaser shall (A) prepare all Tax Returns described in this Section 5.10(b)(ii) in a manner consistent with the past practices of the Company, (B) provide all such Tax Returns to Seller for review and comment at least thirty (30) days prior to the due date for filing such Tax Returns (including any applicable extensions), (C) not unreasonably refuse to reflect any comments of Seller with respect to such Tax Returns and (D) not file such Tax Returns without the prior written consent of Seller, which consent shall not unreasonably be withheld or delayed. Subject to Section 5.10(a)(i), Purchaser shall timely remit any Taxes payable with respect to such Tax Return.

(iii) Purchaser shall not amend or cause the Company to amend any Tax Return of the Company for any Pre-Closing Tax Period or Straddle Period without the prior written consent of Seller.

(iv) Indemnification payments due under this Section 5.10 shall be made within ten (10) days following written notice by the indemnified Party that payment of such amounts to the appropriate Taxing Authority or other applicable third party is or was due by the indemnified Party; provided, that the indemnifying Party shall not be required to make any payment earlier than five (5) days before it is due to the appropriate Taxing Authority or applicable third party.

(c) Tax Proceedings.

(i) Purchaser and Seller shall promptly notify the other in writing upon the receipt of notice from any Taxing Authority of any pending or threatened audit or administrative or judicial proceeding related to Taxes of the Company for which indemnification may be claimed pursuant to this Agreement; provided, that the failure to provide such notice shall not release the indemnifying Party from any of its indemnification obligations under this Section 5.10, except to the extent the indemnifying Party is actually prejudiced by such failure.

(ii) Seller shall have the sole right to control any audit or administrative or judicial proceeding with respect to Taxes of the Company (a “Tax Proceeding”) for any taxable period that ends, with respect to the Company, on or prior to the Closing Date (including any Tax Proceeding with respect to any affiliated, consolidated, combined or unitary group for Tax purposes that includes the Company, on the one hand, and Seller or any Affiliate of Seller (other than the Company), on the other hand); provided, however, that Seller shall keep Purchaser reasonably informed with respect to any such Tax Proceeding that relates solely to the Company.

(iii) Purchaser shall have the right to control any Tax Proceeding for any Straddle Period of the Company; provided, that with respect to any such Tax Proceeding, (A) Purchaser shall keep Seller reasonably informed with respect to such Tax Proceeding, (B) Purchaser shall consult with Seller before taking any significant action in connection with such Tax Proceeding and (C) Purchaser shall not settle or compromise any such Tax Proceeding without the prior written consent of Seller, which consent shall not unreasonably be withheld or delayed.

(d) Cooperation on Tax Matters. Seller and Purchaser shall, and shall cause their respective Affiliates, officers, employees, agents and representatives to, reasonably cooperate with respect to Tax matters, including: (A) cooperating in the preparation of any Tax Returns required to be filed by or with respect to the Company for any Pre-Closing Tax Period or Straddle Period, (B) cooperating in the defense of any audit or other dispute with a Taxing Authority regarding any Tax liability of the Company for any Pre-Closing Tax Period or Straddle Period and (C) making available to the other and to any Taxing Authority, as reasonably requested, all information, records and documents relating to any Tax liability of the Company with respect to any Pre-Closing Tax Period or Straddle Period.

(e) Tax Refunds. All refunds or credits of Excluded Taxes received (or realized by way of a reduction of Taxes otherwise payable) by Purchaser or any of its Affiliates (including, after the Closing, the Company) shall be for the account of Seller and shall promptly be paid by Purchaser to Seller.

(f) Tax Benefits. Seller shall be entitled to any Tax Benefit attributable to any Tax Item arising in respect of an Excluded Tax (or in respect of any other obligation or liability that Seller is responsible for hereunder or otherwise), and Purchaser agrees that neither Purchaser nor any of its Affiliates shall claim any such Tax Item on any Tax Return for a Post-Closing Tax Period, provided, however, that if any such Tax Item is not permitted by Law or administrative practice to be claimed on a Tax Return for which Seller has filing responsibility or a Tax Return for a Pre-Closing Tax Period and is permitted by Law or administrative practice to be claimed on a Tax Return for a Post-Closing Tax Period, then Purchaser shall claim such Tax Item and promptly pay to Seller the amount of any Tax Benefit resulting from such Tax Item.

(g) Timing Differences. Purchaser agrees that if as the result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to any Tax Item which relates to or affects any Excluded Tax, by any Taxing Authority or as a result of any indemnification provided by Seller under this Agreement, Purchaser or any of its Affiliates (including, after the Closing, the Company), realizes a Tax Benefit, then Purchaser shall pay to Seller the amount of such Tax Benefit within fifteen (15) days of filing the Tax Return in which such Tax Benefit is realized.

(h) Tax Treatment of Indemnity Payments. The Parties agree to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all Tax purposes except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state or local Law).

(i) Transfer Taxes. Any fees, duties, sales, use, transfer, stamp or similar Taxes (“Transfer Taxes”) arising as a result of the transactions contemplated by this Agreement shall be borne equally by Seller and Purchaser. Each of Seller and Purchaser shall cooperate with respect to the preparation and filing of any Tax Returns with respect to Transfer Taxes. Seller and Purchaser agree to take all actions reasonably required to minimize the amount of Transfer Taxes, if any, payable under this Section 5.10(i) (including, if requested by either party, all actions necessary to effect the transfer of any Transferred Asset via electronic delivery in the manner specified by such party).

(j) Allocation of Consideration. As soon as practicable after the Closing, Purchaser shall deliver to Seller a statement (the “Purchase Price Allocation”), allocating the Purchase Price between the Transferred Assets, on the one hand, and the Share, on the other hand based upon the relative fair market values thereof. If within thirty (30) days after the delivery of the Purchase Price Allocation Seller notifies Purchaser in writing that Seller objects to the allocation set forth in the Purchase Price Allocation, Purchaser and Seller shall use reasonable best efforts to resolve such dispute within thirty (30) days. In the event that Purchaser and Seller are unable to resolve such dispute within thirty (30) days, Purchaser and Seller shall jointly retain an independent accounting firm (the “Referee”) (which may in turn select an appraiser if needed) to resolve the dispute. Upon resolution of the dispute, the allocation reflected on the Purchase Price Allocation shall be adjusted to reflect such resolution. Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, neither Purchaser nor Seller shall take, or shall permit its Affiliates to take, a position for Tax purposes that is inconsistent with (i) the Purchase Price Allocation, as adjusted if adjusted pursuant to any dispute resolution, and (ii) the treatment of the transactions contemplated by this Agreement and the Intellectual Property Matters Agreement as a purchase and sale of the Share and the Transferred Assets. The costs, fees and expenses of the Referee shall be borne equally by Purchaser and Seller.

(k) Coordination and Survival.

(i) (A) The indemnification provisions set forth in this Section 5.10 are the exclusive remedy for obligations of the parties arising under this Agreement relating to Tax matters, (B) the procedures relating to claims for indemnification with respect to Taxes shall be governed exclusively by this Section 5.10, and (C) the provisions of Article VIII (other than Sections 8.3(c), 8.5, 8.6 and 8.7) shall not apply to Tax matters.

(ii) Notwithstanding any other provision to the contrary, the rights and obligations provided in this Section 5.10 (and the representations and warranties contained in Section 3.7(a)) shall survive until thirty (30) days after the expiration of the applicable statute of limitations.

(l) Miscellaneous.

(i) To the extent relating to the Company, Seller shall terminate (or cause to be terminated) on or before the Closing Date all Tax sharing agreements or arrangements (other than this Agreement), if any, to which the Company, on the one hand, and Seller or any Affiliate of Seller (other than the Company), on the other hand, are parties to, and neither Seller nor any Affiliate of Seller, on the one hand, or the Company, on the other hand, shall have any rights or obligations thereunder after the Closing.

(ii) Purchaser shall not, and shall not permit any Affiliate (including, after the Closing, the Company) to, [****].

5.11 Encumbrances. From and after the Closing, Seller shall not, and shall cause each of its Affiliates not to, extend, renew or expand or permit the extension, renewal or expansion of any Encumbrance listed on Section 3.6(a) of the Seller Disclosure Letter under or with respect to any Company Patents or Transferred Assets.

ARTICLE VI

CONDITIONS TO OBLIGATIONS TO CLOSE

6.1 Conditions to Obligation of Each Party to Close. The respective obligations of each Party to consummate the Sale are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(b) No Injunctions. No injunction or other order issued by any court of competent jurisdiction in the United States preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(c) No Illegality. No statute, rule, regulation, order or decree of a United States Governmental Entity (each, an “Order”) shall have been enacted, entered, promulgated and remain in effect that permanently restrains, enjoins or prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

6.2 Condition to Purchaser’s Obligation to Close. Purchaser’s obligation to consummate the Sale is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Seller set forth in Article III hereof, without giving effect to any materiality qualifications therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), except where such failures to be true and correct have not had, individually or in the aggregate, a Seller Material Adverse Effect.

(b) Seller shall have delivered to Purchaser, at or prior to the Closing Date, each of the certificates, instruments, agreements, documents and other items required to be delivered by them pursuant to Section 2.4(b).

6.3 Condition to Seller’s Obligation to Close. The obligations of each of the Company and Seller to consummate the Sale is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Purchaser set forth in Article IV hereof, without giving effect to any materiality qualifications therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Purchaser shall have delivered to Seller, at or prior to the Closing Date, each of the certificates, instruments, agreements, documents and other items required to be delivered by it pursuant to Section 2.4(b).

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by either Seller, on the one hand, or Purchaser, on the other hand, if:

(i) any Order permanently restrains, enjoins or prohibits or makes illegal the consummation of the transactions contemplated by this Agreement, and such Order becomes effective (and final and nonappealable); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date; or

(ii) the Closing shall not have occurred on or before six months after the Effective Date (such date, the “Outside Date”); provided, that if all conditions to Closing other than those in Section 6.1(a) shall have been satisfied as of the Outside Date, the Outside Date may be extended by Seller or Purchaser to the date one hundred eighty (180) calendar days following the Outside Date (the “Extended Outside Date”) upon written notice to the other Party delivered prior to the Outside Date; provided, further, that this termination right shall not be available to a Party if its breach of this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated by this Agreement by the Outside Date or the Extended Outside Date, as applicable. If Purchaser extends the Outside Date pursuant to this Section 7.1(b)(ii), the Purchase Price shall be increased by $[****] per day for each day elapsed from the initial Outside Date to and including the Closing Date;

(c) by Seller, if all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived (other than those conditions which by their nature cannot be satisfied until the Closing, but which conditions at the time of termination shall be capable of being satisfied) and Purchaser fails to consummate the Sale within two (2) Business Days following the date on which the Closing should have occurred pursuant to Section 2.4; or

(d) by Purchaser, if all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived (other than those conditions which by their nature cannot be satisfied until the Closing, but which conditions at the time of termination shall be capable of being satisfied) and Seller fails to consummate the Sale within two (2) Business Days following the date on which the Closing should have occurred pursuant to Section 2.4.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of Sections 5.1(b), 7.3 and Article IX, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Seller, the Company or Purchaser or their respective directors, officers and Affiliates, except (a) Purchaser may have liability as provided in Section 7.3, and (b) except as permitted in Section 7.3, nothing shall relieve either Party hereto from any liability for any failure to consummate the transactions contemplated by this Agreement when required pursuant to this Agreement or either Party from liability for fraud or a willful breach of any covenant or other agreement contained in this Agreement.

7.3 Fees. In the event this Agreement is terminated pursuant to Sections 7.1(b)(i), 7.1(b)(ii) or 7.1(c), then Purchaser shall pay to Seller, within two (2) Business Days after the date of termination, a termination fee equal to $211,200,000 (the “Termination Fee”), payable by wire transfer of same day funds; provided, however, that in the event of a termination under 7.1(b)(i) or 7.1(b)(ii), Purchaser shall not be obligated to pay the Termination Fee under this Section 7.3 if Seller’s failure to perform in any material respect any material covenant or obligation under this Agreement has been the proximate cause of or resulted in the failure of the Closing to occur on or before the Outside Date or Extended Outside Date, as applicable.

Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 9.9, Seller’s sole and exclusive remedy if it terminates this Agreement pursuant to Sections 7.1(b)(i), 7.1(b)(ii) or 7.1(c), shall be receipt of the Termination Fee in accordance with the terms hereof, and upon Seller’s termination of this Agreement pursuant to Sections 7.1(b)(i), 7.1(b)(ii) or 7.1(c) and receipt of the Termination Fee, Seller shall be precluded from any other remedy against Purchaser and its Affiliates at law or in equity or otherwise.

ARTICLE VIII

SURVIVAL, INDEMNIFICATION AND GUARANTEES

8.1 Survival. Except as set forth in Section 5.10(k)(ii) and the last sentence of this Section 8.1, the representations, warranties, covenants and agreements of Purchaser and Seller contained in this Agreement shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (at which time they shall terminate, and no claims for indemnification pursuant to Section 8.2(a) or Section 8.2(b) shall be made thereafter); provided, however, that notwithstanding the foregoing, the representations and warranties of Seller contained in Sections 3.2 (Authority Relative to this Agreement), [****], 3.5 (Capitalization of the Company) and 3.6(a) solely as it applies to an Encumbrance on any Company Patent or Transferred Asset in favor of any of the Person(s) set forth in Schedule 8.1(a) of the Seller Disclosure Schedule or any of their respective Affiliates (each, a “First Defined Licensee”) or the Person(s) set forth in Schedule 8.1(b) of the Seller Disclosure Schedule or any of its Affiliates (a “Second Defined Licensee”) shall survive the Closing and continue in full force and effect until the date that is thirty (30) days after the expiration of the applicable statute of limitations. All covenants or agreements of the Parties that are to be performed in whole or in part after the Closing Date shall survive for the period provided in such covenants or agreements, if any, or until fully performed.

8.2 Indemnification.

(a) Indemnification by Seller. From and after the Closing Date, Seller shall indemnify and defend and hold Purchaser, its Affiliates and their respective directors, officers, partners, employees, advisors, representatives and agents (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Losses incurred by any Purchaser Indemnified Party (whether or not involving a Third Party Claim) arising out of or resulting from (i) any failure of any representation or warranty made by Seller in this Agreement (other than those expressly given as of a specified date on or prior to the date of this Agreement, which need only be true and accurate as of such date) to be true and correct as of and as if made on the Closing Date and (ii) any breach of any covenant of Seller contained in this Agreement.

(b) Indemnification by Purchaser. From and after the Closing Date, Purchaser shall indemnify and defend and hold Seller, its Affiliates and their respective directors, officers, partners, employees, advisors, representatives and agents (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses incurred by any Seller Indemnified Party (whether or not involving a Third Party Claim) arising out of or resulting from (i) any failure of any representation or warranty made by Purchaser under this Agreement (other than those expressly given as of a specified date on or prior to the date of the Agreement, which need only be true and accurate as of such date) to be true and correct as of and as if made on the Closing Date and (ii) any breach of any covenant of Purchaser contained in this Agreement.

8.3 Limitations on Indemnification.

(a) Notwithstanding anything to the contrary contained in this Agreement and except in the case of fraud or a breach of Seller’s representation in Section 3.9, Seller shall have no indemnification obligation pursuant to Section 8.2(a)(i) for any individual Losses unless and until the aggregate amount in excess of all such Losses exceeds $10,560,000 (the “Threshold”), in which case Seller shall have such an indemnification obligation pursuant to the indemnity set forth in Section 8.2(a)(i) as to all such Losses and not just the amount of Losses above the Threshold.

(b) Notwithstanding anything to the contrary contained in this Agreement and except in the case of fraud, the maximum aggregate obligations of Seller for claims for indemnification under Section 8.2(a) shall not exceed an aggregate amount of $105,600,000 (the “Aggregate Cap”). Notwithstanding the foregoing, in the case of any breach of the representations and warranties set forth in Section 3.6(a) as the result of any Encumbrance on any Company Patent or Transferred Patent (i) in favor of a First Defined Licensee, the indemnification obligation of Seller with respect to each such Defined Licensee shall be limited to $264,000,000, (ii) in favor of a Second Defined Licensee, the indemnification obligation of Seller shall be limited to $633,600,000 and (iii) the maximum aggregate indemnification obligations of Seller pursuant to this sentence shall not exceed $792,000,000.

(c) For the avoidance of doubt, neither Purchaser nor Seller shall be entitled to receive indemnification from the other in respect of all or any portion of the same Loss more than once, in each case, whether proceeding under Section 5.10 or this Article VIII.

8.4 Indemnification Procedures.

(a) Any Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under such agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent the Indemnifying Party is prejudiced by such failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 8.1 for such representation, warranty, covenant or agreement.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 8.4(a), the Indemnifying Party shall be entitled to assume the defense and control of any Third Party Claim, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, if the Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect the Indemnified Party other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the Indemnifying Party shall not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). If the Indemnifying Party informs the other Party that it is not assuming the defense, and does not assume the defense and control of any Third Party Claim, it may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party shall assume the defense and control of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party and shall use reasonable best efforts in the defense or settlement of such Third Party Claim. Seller or Purchaser, as the case may be, shall, and shall cause each of its Affiliates, each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing to, cooperate fully in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim, in each case at no cost to the Indemnifying Party. If the Indemnifying Party shall have assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided that the Indemnifying Party shall (i) pay or cause to be paid all amounts in such settlement or judgment, (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim. The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party.

(c) If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses pursuant to Section 8.2 and the Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

8.5 Exclusive Remedy. Except in the case of fraud, the rights and remedies of the parties under Section 5.10 and this Article VIII are the exclusive, and are in lieu of any and all other, rights and remedies which the Parties may have under this Agreement or otherwise against each other with respect to the matters for which indemnification is provided hereunder and each Party expressly waives, on behalf of itself and its Affiliates, any and all other rights or causes of action that it or any of its Affiliates may have against the other Party now or in the future under any Law with respect to such matters.

8.6 Insurance Adjustments. With respect to each indemnification obligation contained in this Agreement or any other document executed in connection herewith (a) all Losses shall be net of any third-party insurance proceeds that have been or shall be recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification, and the Indemnified Party shall use its reasonable best efforts to seek full recovery under all insurance provisions covering such Loss to the same extent as it would if such Loss were not subject to indemnification hereunder; and (b) in no event shall the Indemnifying Party have liability to the Indemnified Party for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items.

8.7 Mitigation. Each of the Parties agrees to use its reasonable best efforts to mitigate its respective Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

8.8 Coordination. The above provisions of this Article VIII (other than Sections 8.3(c), 8.5, 8.6 and 8.7) shall not apply to Tax matters, which shall be governed exclusively by the provisions of Section 5.10.

ARTICLE IX

MISCELLANEOUS

9.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

9.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without reference to the choice-of-law or conflicts of law principles that would result in the application of the Laws of a different jurisdiction.

(b) Both Parties irrevocably submit to the exclusive jurisdiction of the Delaware Courts of Chancery in any Action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such Action may be heard and determined in such courts. Both Parties hereby irrevocably waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Parties further agree, to the extent permitted by Law, that final and unappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) Both Parties waive, to the fullest extent permitted by applicable Law, any right they may have to a trial by jury in respect of any Action arising out of or relating to this Agreement. Both Parties certify that they have been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth in this Section 9.2.

9.3 Entire Agreement. This Agreement (including the Schedules to this Agreement), together with the other Transaction Documents, contain the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, negotiation, term sheet, agreement, understanding or arrangement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement or the other Transaction Documents.

9.4 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, except as otherwise set forth in this Agreement.

9.5 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-Business Day or any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service) or hand delivery, addressed as follows:

(a) To Seller:

AOL Inc.

770 Broadway

New York, NY 10003

Telecopy: (703) 466-9093

Attention: General Counsel

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telecopy: (212) 403-2000

Attention:  David C. Karp, Esq.

                  David E. Shapiro, Esq.

(b) To Purchaser:

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

Telecopy: (425) 936-7329

Attn:    Director of IP Licensing

            Law and Corporate Affairs

with copies to:

Covington & Burling LLP

One Front Street

San Francisco, CA 94111

Telecopy: (415) 955-6551

Attention: Bruce Deming, Esq.

or to such other address as either Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Either Party may notify the other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that except as otherwise set forth herein no Party shall assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of Purchaser (in the case of Seller) and Seller (in the case of Purchaser), except that (a) Seller may assign its rights and benefits under this Agreement to an Affiliate of Seller and (b) Purchaser may assign any or all of its rights and benefits under this Agreement, including its right to acquire one or more Transferred Patents or the Share under this Agreement, to one or more Third Parties.

9.7 Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person not a Party to this Agreement (and their successors and assigns) any rights or remedies hereunder.

9.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. At any time prior to the Closing, Seller may (a) extend the time for the performance of any of the obligations or other acts of Purchaser contained herein, (b) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document, certificate or writing delivered by Purchaser pursuant hereto or (c) waive compliance by Purchaser with any of the agreements or conditions contained herein. At any time prior to the Closing, Purchaser may (i) extend the time for the performance of any of the obligations or other acts of Seller contained herein, (ii) waive any inaccuracies in the representations and warranties Seller contained herein or in any document, certificate or writing delivered by Seller pursuant hereto or (iii) waive compliance by Seller with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure or delay on the part of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.9 Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event that either Party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the Parties shall be entitled to specific performance in such event, in addition to any other remedy at Law or in equity.

(b) Both Parties agree that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, including the obligation of the Parties to consummate the Closing as required by Section 2.4, the non-breaching Party shall be entitled to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. In circumstances where Purchaser is, or Seller is, obligated to consummate the transactions contemplated by this Agreement and such transactions have not been consummated, each of Purchaser and Seller expressly acknowledges and agrees that the other Party and its shareholders or members shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other Party and its shareholders or members, and that such other Party on behalf of itself and its shareholders shall be entitled to enforce specifically Purchaser’s or Seller’s, as the case may be, obligation to consummate such transactions.

(c) Both Parties further agree that neither the other Party, nor any other Person, shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and both Parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(d) Except as provided in Section 7.3, the remedies available to Seller and/or Purchaser pursuant to this Section 9.9 shall be in addition to any other remedy to which such Parties are entitled at Law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit such Parties from recovery of monetary damages against Purchaser and/or from terminating this Agreement.

9.10 Severability. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

AOL INC.

By:	/s/ Tim Armstrong
Name: Tim Armstrong
Title: Chairman and Chief Executive Officer

MICROSOFT CORPORATION

By:	/s/ Peter S. Klein
Name: Peter Klein
Title: CFO

[Signature Page to Stock and Asset Purchase Agreement]

Exhibit A

FORM OF SHORT-FORM ASSIGNMENT

This SHORT-FORM ASSIGNMENT AGREEMENT, dated as of [—], is by and among AOL Inc., a Delaware corporation (“Seller”) and Microsoft Corporation, a Washington corporation (“Purchaser”).

WHEREAS, Seller (hereinafter referred to as Assignor) holds right, title, and interest in the patents identified and set forth on Schedule A attached hereto (such patents, the “Assigned Patents”);

WHEREAS, Purchaser (hereinafter referred to as Assignee) is desirous of securing the entire right, title, and interest in and to the Assigned Patents in all countries throughout the world; and

WHEREAS, Assignor and Assignee entered into an Stock and Asset Purchase Agreement, dated April 5, 2012 (the “SAPA”) pursuant to which Assignor has agreed to sell, and Assignee has agreed to purchase, among other things, certain assets of Assignor, including, without limitation, the Assigned Patents.

NOW THEREFORE, be it known that, for good and valuable consideration the receipt of which from Assignee is hereby acknowledged, Assignor has sold, assigned, transferred, and set over, and does hereby sell, assign, transfer, and set over unto the Assignee, its lawful successors and assigns, Assignor’s entire right, title, and interest throughout the world in and to the Assigned Patents, and all divisions, and continuations thereof, and all letters patent of the United States which may be granted thereon, and all reissues thereof, and all rights to claim priority on the basis of this assignment (this “Assignment”) and Assignor hereby authorizes the Commissioner of Patents and Trademarks in the United States Patent and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries or multinational authorities, to record Assignee as the assignee and owner of the Assigned Patents and to deliver to Assignee, and to Assignee’s attorneys, agents, successors or assigns, all official documents and communications as may be warranted by this Assignment;

FURTHER, at Assignee’s cost, Assignor shall use reasonable efforts to take actions and execute and deliver documents that Assignee may reasonably request to effect the terms of this Assignment and to perfect Assignee’s title in and to those Assigned Patents assigned to it hereunder, and Assignee shall be solely responsible for all actions and all costs whatsoever, including but not limited to taxes, attorneys’ fees and patent office fees in any jurisdiction, associated with the perfection of Assignee’s right, title, and interest in and to the Assigned Patents and recordation and/or registration of this Assignment or any other document evidencing the assignment to Assignee of the Assigned Patents.

FURTHER, Assignor and Assignee agree that there are no warranties, representations or conditions, express or implied, statutory or otherwise between the parties under this Assignment. ASSIGNEE ACKNOWLEDGES THAT, EXCEPT AS

PROVIDED OTHERWISE IN THE SAPA BETWEEN THE PARTIES, THE ASSIGNED PATENTS ARE CONVEYED WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTY, INCLUDING WITHOUT LIMITATION AS TO THE CONDITION OF TITLE, ENFORCEABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, REGISTRABILITY OR ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED OR BY OPERATION OF LAW, BY ANY PERSON, INCLUDING WITHOUT LIMITATION BY ASSIGNOR, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ACCOUNTANTS, FINANCIAL, LEGAL OR OTHER REPRESENTATIVES OR ANY AFFILIATE OF SUCH PERSON.

FURTHER, Assignor and Assignee agree that this Assignment shall be governed by the governing law and venue provisions of the SAPA. This Assignment is intended to effect the assignment of the Assigned Patents to Assignee as described in the SAPA. To the extent of any conflict or inconsistency between the terms and conditions of this Assignment and the SAPA, the SAPA shall prevail and govern the rights and obligations of the parties hereto and the scope of assignment of the Assigned Patents. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Assignment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Assignment. This Assignment, along with its Schedule and the SAPA and its Schedules and Exhibits and the other Transaction Documents (as defined in the SAPA), constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between and among the parties with respect hereto. This Assignment may not be supplemented, altered, or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment shall not waive any of its rights under such terms or provisions. This Assignment is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed by their respective duly authorized representative as of the day first above written.

[ASSIGNOR]

[ASSIGNEE]

SELLER DISCLOSURE LETTER

in connection with the

STOCK AND ASSET PURCHASE AGREEMENT

dated as of April 5, 2012

by and between

AOL INC.

and

MICROSOFT CORPORATION

Reference is made to that certain Stock and Asset Purchase Agreement, dated as of April 5, 2012 (the “Agreement”), by and between AOL Inc., a Delaware corporation (“Seller”), and Microsoft Corporation, a Washington corporation (“Purchaser”). “Data Room” means that certain “Project Aurora” virtual data room operated by Merrill Corporation and located at https://datasite.merrillcorp.com, and made available to Purchaser and its Representatives as of the Effective Date. Capitalized terms used but not defined in this disclosure letter (the “Seller Disclosure Letter”) shall have the respective meanings ascribed to such terms in the Agreement.

Any matter disclosed in any section of this Seller Disclosure Letter shall be deemed to be disclosed with respect to the corresponding section of the Agreement identified or cross-referenced therein, and also shall be deemed to be disclosed with respect to any other section of the Agreement as to which such disclosure’s application or relevance is reasonably apparent on the face of such disclosure.

Matters reflected in this Seller Disclosure Letter are not necessarily limited to matters required by the Agreement to be reflected herein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar informational nature.

The disclosure of any specific item in this Seller Disclosure Letter shall not imply, establish or constitute an admission that such item or other items are or are not material or such item’s consequence or relevance to any determination of materiality, and neither Party shall use the fact of the disclosure of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in the Agreement or included herein is or is not material for purposes of the Agreement. Furthermore, the disclosure of any specific item in this Seller Disclosure Letter shall not imply, establish or constitute an admission that such item or other items are required to be disclosed under the Agreement.

Any item of information disclosed in this Seller Disclosure Letter shall be subject to the terms of the Confidentiality Agreement so long as the Confidentiality Agreement is in effect in accordance with Section 5.1 of the Agreement.

Headings, other than numerical references to sections and subsections of the Agreement, have been inserted in some of the sections of this Seller Disclosure Letter for convenience of reference only, and such headings shall not have the effect of amending or changing the express description of the section of this Seller Disclosure Letter as set forth in the Agreement.

Section 1.1

Patent Related Documentation.

One Omitted License Agreement.

Section 1.2

Interpretation; Absence of Presumption.

Tim Armstrong

Arthur Minson

Julie Jacobs

Sarah Harris

Section 3.4

Title and Ownership.

(b)(i)

U.S. Patent Nos. 5,740,549, 5,966,685, 5,970,177, 6,009,413, 6,026,429, 6,138,162, 6,640,223, 7,555,721, 7,627,635, 7,650,383, 8,024,572, 8,073,916, RE41,411 and RE42,702.

(b)(ii)

[****]

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
5,563,804	3/10/1995	AOL Inc.	09/859,057	5/16/2001	AOL Inc.
5,615,131	6/21/1996	AOL Inc.	10/690,145	10/20/2003	AOL Inc.
5,649,013	12/23/1994	AOL Inc.	10/715,213	11/18/2003	AOL Inc.
5,682,152	3/19/1996	AOL Inc.	11/017,202	12/21/2004	AOL Inc.
5,710,719	10/19/1995	AOL Inc.	11/023,652	12/29/2004	AOL Inc.
5,715,466	6/7/1995	AOL Inc.	11/054,701	2/8/2005	AOL Inc.
5,737,538	4/2/1996	AOL Inc.	11/150,180	6/13/2005	AOL Inc.
5,740,549	6/12/1995	AOL Inc.	11/328,455	1/10/2006	Mapquest, Inc.
5,758,080	1/24/1997	AOL Inc.	11/380,375	4/26/2006	AOL Inc.
5,796,393	11/8/1996	AOL Inc.	11/408,166	4/21/2006	AOL Inc.
5,822,456	7/14/1994	AOL Inc.	11/549,940	10/16/2006	AOL Inc.
5,878,219	3/12/1996	AOL Inc.	11/552,830	10/25/2006	AOL Inc.
5,892,847	4/22/1996	AOL Inc.	11/559,351	11/13/2006	AOL Inc.
5,951,646	11/25/1996	AOL Inc.	11/747,730	5/11/2007	AOL Inc.
5,966,685	11/8/1996	AOL Inc.	11/830,566	7/30/2007	AOL Inc.
5,970,177	8/22/1997	AOL Inc.	11/872,635	10/15/2007	AOL Inc.
5,987,407	10/13/1998	AOL Inc.	11/941,566	11/16/2007	AOL Inc.
6,006,179	10/28/1997	AOL Inc.	11/966,639	12/28/2007	AOL Inc.
6,009,413	11/17/1997	AOL Inc.	11/987,745	12/4/2007	AOL Inc.
6,012,051	2/6/1997	AOL Inc.	12/022,963	1/30/2008	AOL Inc.
6,014,638	5/29/1996	AOL Inc.	12/044,168	3/7/2008	AOL Inc.
6,020,884	8/18/1998	AOL Inc.	12/059,157	3/31/2008	AOL Inc.
6,026,429	11/10/1997	AOL Inc.	12/110,192	4/25/2008	AOL Inc.
6,049,630	10/27/1997	AOL Inc.	12/198,633	8/26/2008	AOL Inc.
6,065,047	1/24/1996	AOL Inc.	12/228,373	8/12/2008	AOL Inc.
6,112,227	8/6/1998	AOL Inc.	12/236,255	9/23/2008	AOL Inc.
6,112,250	4/11/1996	AOL Inc.	12/250,301	10/13/2008	AOL Inc.
6,138,162	2/11/1997	AOL Inc.	12/266,690	11/7/2008	AOL Inc.
6,148,289	4/18/1997	AOL Inc.	12/336,880	12/17/2008	AOL Inc.
6,173,311	2/13/1997	AOL Inc.	12/371,770	2/16/2009	AOL Inc.
6,199,102	8/26/1997	AOL Inc.	12/406,404	3/18/2009	Truveo, Inc.
6,226,684	10/26/1998	AOL Inc.	12/493,682	6/29/2009	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
6,243,674	3/2/1998	AOL Inc.	12/511,852	7/29/2009	AOL Inc.
6,282,489	5/28/1993	Mapquest, Inc.	12/511,864	7/29/2009	AOL Inc.
6,292,769	5/19/2000	AOL Inc.	12/535,550	8/4/2009	AOL Inc.
6,336,133	5/13/1998	AOL Inc.	12/548,338	8/26/2009	AOL Inc.
6,339,754	10/29/1997	AOL Inc.	12/550,302	8/28/2009	AOL Inc.
6,339,784	5/13/1998	AOL Inc.	12/568,905	9/29/2009	AOL Inc.
6,353,855	3/1/1999	AOL Inc.	12/569,391	9/29/2009	AOL Inc.
6,370,502	5/27/1999	AOL Inc.	12/574,437	10/6/2009	AOL Inc.
6,381,599	11/15/1999	AOL Inc.	12/574,989	10/7/2009	AOL Inc.
6,385,656	8/10/1999	AOL Inc.	12/575,121	10/7/2009	AOL Inc.
6,389,127	6/26/1998	AOL Advertising Inc.	12/576,883	10/9/2009	AOL Inc.
6,424,941	11/14/2000	AOL Inc.	12/615,136	11/9/2009	AOL Inc.
6,433,795	12/7/1999	AOL Inc.	12/623,647	11/23/2009	AOL Inc.
6,449,344	1/27/1997	AOL Advertising Inc.	12/633,290	12/8/2009	AOL Inc.
6,453,073	3/31/1999	AOL Inc.	12/633,374	12/8/2009	AOL Inc.
6,496,851	8/4/1999	AOL Inc.	12/644,711	12/22/2009	AOL Inc.
6,498,982	7/10/2001	Mapquest, Inc.	12/651,789	1/4/2010	AOL Inc.
6,510,417	3/21/2000	AOL Inc.	12/662,909	5/11/2010	AOL Inc.
6,522,779	12/28/2000	AOL Inc.	12/685,799	1/12/2010	AOL Inc.
6,522,780	1/31/2001	AOL Inc.	12/686,162	1/12/2010	AOL Inc.
6,522,782	1/31/2001	AOL Inc.	12/689,699	1/19/2010	AOL Inc.
6,539,421	9/24/1999	AOL Inc.	12/693,282	1/25/2010	AOL Inc.
6,546,095	1/5/2001	AOL Inc.	12/693,600	1/26/2010	AOL Inc.
6,556,710	12/28/2000	AOL Inc.	12/700,696	2/4/2010	AOL Advertising Inc.
6,589,290	10/29/1999	AOL Inc.	12/702,390	2/9/2010	MapQuest, Inc.
6,603,838	5/31/2000	AOL Inc.	12/705,365	2/12/2010	AOL Inc.
6,621,892	7/14/2000	AOL Inc.	12/719,354	3/8/2010	AOL Inc.
6,640,223	4/3/2002	AOL Inc.	12/720,959	3/10/2010	AOL Inc.
6,662,340	5/30/2002	AOL Inc.	12/722,755	3/12/2010	AOL Inc.
6,665,379	5/31/2000	AOL Inc.	12/723,778	3/15/2010	AOL Inc.
6,671,402	12/28/2000	AOL Inc.	12/728,845	3/22/2010	AOL Inc.
6,677,968	4/17/2001	AOL Inc.	12/729,797	3/23/2010	AOL Inc.
6,687,734	3/21/2000	AOL Inc.	12/754,182	4/5/2010	AOL Inc.
6,690,785	3/27/2001	AOL Inc.	12/765,045	4/22/2010	AOL Inc.
6,691,105	2/9/2000	AOL Inc.	12/772,041	4/30/2010	AOL Inc.
6,691,162	9/21/1999	AOL Inc.	12/775,794	5/7/2010	AOL Inc.
6,692,359	11/8/1993	AOL Inc.	12/780,500	5/14/2010	AOL Inc.
6,701,415	3/31/1999	AOL Inc.	12/780,571	5/14/2010	AOL Inc.
6,704,031	6/26/2000	AOL Inc.	12/781,439	5/17/2010	AOL Inc.
6,704,706	2/4/2002	AOL Inc.	12/784,737	5/21/2010	AOL Inc.
6,714,793	3/6/2000	AOL Inc.	12/786,037	5/24/2010	AOL Inc.
6,750,881	2/24/1997	AOL Inc.	12/786,129	5/24/2010	AOL Inc.
6,751,299	5/31/2000	AOL Inc.	12/791,165	6/1/2010	AOL Inc.
6,754,904	12/30/1999	AOL Inc.	12/792,111	6/2/2010	AOL Inc.
6,760,580	4/1/2002	AOL Inc.	12/801,398	6/7/2010	AOL Inc.
6,772,188	7/14/2000	AOL Inc.	12/813,708	6/11/2010	AOL Inc.
6,781,608	8/4/2000	AOL Inc.	12/815,847	6/15/2010	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
6,785,688	6/8/2001	AOL Inc.	12/819,343	6/21/2010	AOL Inc.
6,798,873	3/28/2002	AOL Advertising Inc.	12/828,780	7/1/2010	AOL Inc.
6,799,199	9/5/2000	The Relegence Corporation	12/833,434	7/9/2010	Mapquest, Inc.
6,807,558	6/2/1998	AOL Inc.	12/838,588	7/19/2010	AOL Inc.
6,810,356	8/30/2002	AOL Advertising Inc.	12/839,129	7/19/2010	AOL Inc.
6,813,733	5/21/2003	AOL Inc.	12/839,767	7/20/2010	AOL Inc.
6,826,618	10/2/2001	AOL Inc.	12/846,329	7/29/2010	AOL Inc.
6,832,321	11/2/1999	AOL Inc.	12/848,275	8/2/2010	AOL Inc.
6,847,977	6/11/2001	AOL Inc.	12/848,318	8/2/2010	AOL Inc.
6,854,057	9/6/2001	AOL Inc.	12/851,502	8/5/2010	AOL Inc.
6,877,002	6/11/2001	AOL Inc.	12/852,769	8/9/2010	AOL Inc.
6,885,993	2/4/2002	AOL Inc.	12/878,791	9/9/2010	AOL Inc.
6,892,200	10/30/2002	AOL Inc.	12/890,366	9/24/2010	AOL Inc.
6,912,564	5/4/2001	AOL Inc.	12/897,437	10/4/2010	AOL Inc.
6,938,167	12/18/2002	AOL Inc.	12/929,959	2/28/2011	MapQuest, Inc.
6,941,300	6/11/2001	AOL Inc.	12/940,897	11/5/2010	AOL Inc.
6,944,669	10/23/2000	AOL Inc.	12/960,326	12/3/2010	AOL Inc.
6,947,993	1/15/2002	AOL Inc.	12/963,444	12/8/2010	AOL Inc.
6,950,498	11/26/2003	AOL Inc.	12/966,593	12/13/2010	AOL Inc.
6,954,697	8/4/2003	Mapquest, Inc.	12/983,575	1/3/2011	AOL Inc.
6,961,722	9/28/2001	AOL Inc.	12/986,121	1/6/2011	AOL Inc.
6,965,564	2/14/2003	AOL Inc.	12/986,941	1/7/2011	AOL Inc.
6,981,028	4/28/2000	AOL Inc.	12/987,609	1/10/2011	AOL Inc.
6,987,847	4/15/2003	AOL Inc.	12/987,788	1/10/2011	AOL Inc.
6,993,430	10/21/2002	MapQuest, Inc.	13/010,046	1/20/2011	AOL Inc.
6,993,471	11/13/1995	AOL Inc.	13/015,818	1/28/2011	AOL Inc.
6,999,577	10/1/2003	AOL Inc.	13/019,783	2/2/2011	AOL Inc.
6,999,957	9/5/2000	The Relegence Corporation	13/023,256	2/8/2011	AOL Inc.
7,003,087	10/1/2003	AOL Inc.	13/030,986	2/18/2011	AOL Inc.
7,007,008	12/28/2000	AOL Inc.	13/034,994	2/25/2011	AOL Inc.
7,023,974	10/31/2002	AOL Inc.	13/035,035	2/25/2011	AOL Inc.
7,024,192	3/31/2004	AOL Inc.	13/035,052	2/25/2011	AOL Inc.
7,024,438	8/2/2001	AOL Inc.	13/036,949	2/28/2011	AOL Inc.
7,031,698	5/31/2002	AOL Inc.	13/037,602	3/1/2011	Mapquest, Inc.
7,039,193	4/30/2001	AOL Inc.	13/041,250	3/4/2011	AOL Inc.
7,039,596	10/30/2002	AOL Inc.	13/041,272	3/4/2011	AOL Inc.
7,043,264	12/18/2002	AOL Inc.	13/042,031	3/7/2011	AOL Inc.
7,043,606	10/1/2002	AOL Inc.	13/048,312	3/15/2011	AOL Inc.
7,047,229	12/28/2000	AOL Inc.	13/051,207	3/18/2011	AOL Inc.
7,054,488	8/2/2002	AOL Inc.	13/051,454	3/18/2011	Truveo, Inc.
7,054,743	7/21/2005	Mapquest, Inc.	13/053,903	3/22/2011	AOL Inc.
7,058,673	8/2/2001	AOL Inc.	13/072,487	3/25/2011	AOL Inc.
7,058,892	2/20/2002	AOL Inc.	13/078,278	4/1/2011	AOL Inc.
7,062,706	4/29/2003	AOL Inc.	13/081,430	4/6/2011	AOL Inc.
7,065,448	10/1/2003	MapQuest, Inc.	13/082,862	4/8/2011	AOL Inc.
7,068,768	1/29/2003	AOL Inc.	13/087,506	4/15/2011	AOL Inc.
7,080,148	9/30/2002	AOL Inc.	13/093,147	4/25/2011	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,082,573	7/30/2003	AOL Inc.	13/099,214	5/2/2011	AOL Inc.
7,089,241	12/22/2003	AOL Inc.	13/101,581	5/5/2011	AOL Inc.
7,089,246	5/31/2002	AOL Inc.	13/104,290	5/10/2011	AOL Inc.
7,107,447	4/17/2003	AOL Inc.	13/105,818	1/28/2011	AOL Inc.
7,113,520	5/31/2001	AOL Inc.	13/113,258	5/23/2011	AOL Inc.
7,120,687	5/31/2002	AOL Inc.	13/116,346	5/26/2011	AOL Inc.
7,124,123	6/30/2003	AOL Inc.	13/117,263	5/27/2011	AOL Inc.
7,124,132	11/15/2002	AOL Inc.	13/149,368	5/31/2011	AOL Inc.
7,124,136	7/3/2003	AOL Inc.	13/154,328	6/6/2011	AOL Inc.
7,124,166	4/30/2002	AOL Inc.	13/169,451	6/27/2011	AOL Inc.
7,124,370	5/20/2004	AOL Inc.	13/170,541	6/28/2011	AOL Inc.
7,127,685	10/31/2002	AOL Inc.	13/171,241	6/28/2011	AOL Inc.
7,130,388	1/11/2001	AOL Inc.	13/173,290	6/30/2011	AOL Inc.
7,130,841	7/31/2001	AOL Inc.	13/175,410	7/1/2011	AOL Inc.
7,131,003	2/20/2003	AOL Inc.	13/176,687	7/5/2011	AOL Inc.
7,133,771	12/30/2002	Mapquest, Inc.	13/180,156	7/11/2011	AOL Inc.
7,136,829	3/8/2002	AOL Inc.	13/184,414	7/15/2011	AOL Inc.
7,143,158	6/28/2002	AOL Inc.	13/185,238	7/18/2011	AOL Inc.
7,146,505	6/1/1999	AOL Inc.	13/185,348	7/18/2011	AOL Inc.
7,149,775	4/23/2002	AOL Advertising Inc.	13/185,917	7/19/2011	AOL Inc.
7,151,938	4/15/2003	AOL Inc.	13/189,827	7/25/2011	AOL Inc.
7,152,244	4/15/2003	AOL Inc.	13/189,863	7/25/2011	AOL Inc.
7,158,615	1/30/2004	AOL Inc.	13/189,972	7/25/2011	AOL Inc.
7,158,982	4/21/2003	AOL Inc.	13/191,496	7/27/2011	AOL Inc.
7,159,180	12/14/2001	AOL Inc.	13/191,681	7/27/2011	AOL Inc.
7,165,119	10/14/2003	AOL Inc.	13/191,844	7/27/2011	AOL Inc.
7,173,608	11/13/2001	AOL Inc.	13/193,996	7/29/2011	AOL Inc.
7,174,453	3/9/2001	AOL Inc.	13/205,478	8/8/2011	AOL Inc.
7,174,454	6/18/2003	AOL Inc.	13/211,196	8/16/2011	AOL Inc.
7,181,403	3/9/2005	AOL Inc.	13/212,103	8/17/2011	AOL Inc.
7,181,444	5/21/2003	AOL Inc.	13/218,654	8/26/2011	AOL Inc.
7,181,497	1/22/2003	AOL Inc.	13/219,938	8/29/2011	AOL Inc.
7,181,513	5/31/2002	AOL Inc.	13/223,189	8/31/2011	AOL Advertising Inc.
7,184,971	11/20/2000	AOL Advertising Inc.	13/223,696	9/1/2011	AOL Inc.
7,184,995	2/26/2003	AOL Inc.	13/226,171	9/6/2011	AOL Inc.
7,188,359	12/18/2002	AOL Inc.	13/227,402	9/7/2011	AOL Inc.
7,191,223	9/5/2000	The Relegence Corporation	13/235,692	9/19/2011	AOL Inc.
7,193,609	12/2/2002	AOL Inc.	13/236,541	9/19/2011	AOL Inc.
7,194,357	5/26/2006	Mapquest, Inc.	13/240,911	9/22/2011	AOL Inc.
7,194,484	11/17/2003	AOL Inc.	13/243,790	9/23/2011	AOL Inc.
7,200,577	5/1/2002	AOL Inc.	13/245,747	9/26/2011	AOL Inc.
7,207,067	11/12/2002	AOL Inc.	13/252,592	10/4/2011	Tacoda LLC
7,213,018	1/16/2002	AOL Inc.	13/267,818	10/6/2011	AOL Inc.
7,213,027	3/21/2000	AOL Inc.	13/269,133	10/7/2011	AOL Inc.
7,213,036	8/12/2003	AOL Inc.	13/273,593	10/14/2011	AOL Inc.
7,216,144	10/28/2002	AOL Inc.	13/274,076	10/14/2011	AOL Inc.
7,216,361	11/19/2002	AOL Inc.	13/290,897	11/7/2011	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,219,303	5/20/2004	AOL Inc.	13/296,130	11/14/2011	AOL Inc.
7,222,157	11/27/2002	AOL Inc.	13/309,385	12/1/2011	AOL Inc.
7,222,158	12/31/2003	AOL Inc.	13/311,114	12/5/2011	AOL Inc.
7,224,774	3/23/2001	AOL Inc.	13/315,361	12/9/2011	AOL Inc.
7,224,778	12/30/2003	AOL Inc.	13/316,362	12/9/2011	AOL Inc.
7,224,988	1/26/2006	AOL Inc.	13/317,023	10/7/2011	AOL Inc.
7,225,180	12/28/2000	AOL Inc.	13/329,841	12/19/2011	AOL Inc.
7,228,417	11/7/2002	AOL Inc.	13/329,846	12/19/2011	AOL Inc.
7,231,453	4/30/2001	AOL Inc.	13/330,275	12/19/2011	AOL Inc.
7,231,644	8/2/2002	AOL Inc.	13/342,436	1/3/2012	Mapquest, Inc.
7,237,033	3/6/2002	AOL Inc.	13/344,165	1/5/2012	AOL Inc.
7,237,201	5/20/2004	AOL Inc.	13/345,191	1/6/2012	AOL Inc.
7,237,257	6/29/2001	AOL Inc.	13/345,398	1/6/2012	AOL Inc.
7,250,939	12/2/2002	AOL Inc.	13/347,277	1/10/2012	AOL Inc.
7,254,584	11/15/2003	AOL Inc.	13/355,680	1/23/2012	AOL Inc.
7,260,200	8/30/2002	AOL Inc.	13/361,141	1/30/2012	AOL Inc.
7,260,205	12/30/2003	AOL Inc.	13/369,456	2/9/2012	AOL Inc.
7,260,836	2/26/2002	AOL Inc.	13/370,852	2/10/2012	AOL Advertising Inc.
7,263,614	12/31/2002	AOL Inc.	13/372,371	2/13/2012	AOL Inc.
7,266,609	6/29/2001	AOL Inc.	13/372,379	2/13/2012	AOL Inc.
7,266,776	12/30/2002	AOL Inc.	13/396,132	2/14/2012	AOL Inc.
7,272,597	12/29/2004	AOL Inc.	13/397,568	2/15/2012	AOL Inc.
7,277,912	4/27/2001	AOL Inc.	13/401,525	2/21/2012	AOL Inc.
7,281,029	5/13/2003	AOL Inc.	13/404,610	2/24/2012	AOL Inc.
7,281,053	4/30/2001	AOL Inc.	13/418,282	3/12/2012	Mapquest, Inc.
7,281,215	7/31/2002	AOL Inc.	13/418,312	3/12/2012	AOL Inc.
7,283,505	10/31/2002	AOL Inc.
7,283,906	6/14/2006	MapQuest, Inc.
7,284,187	5/30/1997	AOL Inc.
7,284,207	9/6/2006	AOL Inc.
7,287,005	7/31/2001	AOL Inc.
7,289,617	12/22/2004	AOL Inc.
7,290,247	4/30/2002	AOL Inc.
7,290,278	10/2/2003	AOL Inc.
7,292,571	5/31/2002	AOL Inc.
7,292,987	2/17/2005	AOL Inc.
7,295,660	12/30/2003	AOL Inc.
7,296,243	12/2/2002	AOL Inc.
7,299,222	12/30/2003	AOL Inc.
7,302,703	6/14/2002	AOL Inc.
7,305,350	4/30/2002	AOL Inc.
7,305,385	12/29/2004	AOL Inc.
7,305,432	10/23/2002	AOL Inc.
7,305,470	2/12/2003	AOL Inc.
7,305,713	10/16/2000	AOL Inc.
7,313,384	10/31/2002	AOL Inc.
7,320,073	4/7/2003	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,321,824	12/30/2002	MapQuest, Inc.
7,324,826	3/8/2004	AOL Inc.
7,324,896	3/5/2007	MapQuest, Inc.
7,324,964	12/6/2001	AOL Inc.
7,324,990	2/7/2002	The Relegence Corporation
7,325,065	1/30/2002	AOL Inc.
7,325,249	1/31/2002	AOL Inc.
7,328,337	11/20/2003	AOL Inc.
7,330,876	10/13/2000	AOL Inc.
7,334,000	6/21/2004	AOL Inc.
7,334,021	4/30/2003	AOL Inc.
7,340,470	10/31/2005	AOL Inc.
7,343,419	10/5/2001	AOL Inc.
7,346,587	12/6/2002	AOL Inc.
7,349,892	11/13/2003	AOL Inc.
7,349,896	12/29/2004	AOL Inc.
7,350,146	4/30/2002	AOL Inc.
7,353,234	4/30/2002	AOL Inc.
7,353,280	3/19/2001	AOL Inc.
7,356,405	5/25/2005	MapQuest, Inc.
7,356,567	12/30/2004	AOL Inc.
7,359,493	4/11/2003	AOL Inc.
7,359,951	12/28/2000	AOL Inc.
7,359,973	3/19/2001	AOL Inc.
7,363,345	12/17/2002	AOL Inc.
7,366,779	6/19/2000	AOL Inc.
7,366,977	8/2/2002	AOL Inc.
7,370,270	10/23/2002	AOL Inc.
7,370,277	12/23/2002	AOL Inc.
7,370,381	11/22/2005	Truveo, Inc.
7,379,949	7/1/2005	AOL Inc.
7,380,007	4/26/2001	AOL Inc.
7,383,308	4/20/2004	AOL Inc.
7,383,339	7/31/2002	AOL Inc.
7,386,274	4/15/2003	AOL Inc.
7,386,798	12/30/2002	AOL Inc.
7,392,262	12/21/2004	AOL Inc.
7,392,306	7/24/2000	AOL Inc.
7,395,067	4/15/2003	AOL Inc.
7,395,153	12/23/2004	MapQuest, Inc.
7,395,212	5/21/2001	AOL Inc.
7,398,463	8/2/2002	AOL Inc.
7,401,115	10/23/2000	AOL Inc.
7,403,939	5/30/2003	AOL Inc.
7,406,506	5/18/2007	AOL Inc.
7,409,451	5/30/2003	AOL Inc.
7,412,035	12/18/2006	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,412,050	7/21/2004	AOL Inc.
7,412,644	8/23/2003	AOL Inc.
7,418,395	12/11/2006	AOL Inc.
7,421,580	8/12/2002	AOL Inc.
7,421,661	9/30/2002	AOL Inc.
7,424,476	4/16/2004	AOL Inc.
7,428,580	11/26/2003	AOL Inc.
7,428,585	7/31/2003	AOL Inc.
7,430,609	4/30/2002	AOL Inc.
7,430,720	3/5/2004	AOL Inc.
7,433,783	9/11/2007	MapQuest, Inc.
7,434,169	3/20/2003	AOL Inc.
7,437,457	9/8/2003	AOL Inc.
7,437,594	1/23/2003	AOL Inc.
7,440,562	8/30/2007	AOL Inc.
7,444,297	6/13/2002	AOL Inc.
7,444,678	6/14/2004	AOL Inc.
7,447,747	2/4/2003	AOL Inc.
7,454,564	4/26/2006	AOL Inc.
7,454,709	11/10/2003	AOL Inc.
7,454,714	4/1/2002	AOL Inc.
7,454,758	2/5/2004	AOL Inc.
7,457,855	1/27/2006	AOL Inc.
7,461,145	11/27/2006	AOL Inc.
7,467,232	6/20/2006	AOL Inc.
7,468,729	12/21/2004	AOL Inc.
7,469,292	12/17/2004	AOL Inc.
7,472,163	12/30/2002	AOL Inc.
7,475,067	7/9/2004	AOL Inc.
7,475,109	12/23/2003	AOL Inc.
7,477,729	10/27/2006	AOL Inc.
7,478,056	4/30/2002	AOL Inc.
7,484,176	12/30/2003	AOL Inc.
7,487,444	12/2/2002	AOL Inc.
7,490,238	7/24/2007	AOL Inc.
7,490,775	12/30/2004	AOL Inc.
7,496,604	2/4/2002	AOL Inc.
7,496,631	6/13/2003	AOL Inc.
7,500,262	4/29/2003	AOL Inc.
7,506,035	12/31/2002	AOL Inc.
7,512,652	6/28/2002	AOL Inc.
7,516,182	6/18/2002	AOL Inc.
7,519,052	2/28/2006	AOL Inc.
7,519,559	10/29/2004	AOL Inc.
7,523,103	11/1/2005	AOL Inc.
7,526,728	6/30/2006	AOL Inc.
7,526,730	9/30/2003	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,526,775	5/16/2001	AOL Inc.
7,536,411	6/30/2006	AOL Inc.
7,539,942	6/14/2004	AOL Inc.
7,543,018	6/5/2001	AOL Inc.
7,546,337	5/18/2000	AOL Inc.
7,546,537	2/19/2004	AOL Inc.
7,548,956	12/30/2003	AOL Inc.
7,552,172	9/17/2007	AOL Inc.
7,555,721	12/30/1998	AOL Inc.
7,558,805	3/1/2006	AOL Inc.
7,558,828	12/30/2003	AOL Inc.
7,558,955	11/19/2003	AOL Inc.
7,561,965	5/14/2008	MapQuest, Inc.
7,562,069	12/29/2004	AOL Inc.
7,567,662	12/29/2004	AOL Inc.
7,571,157	12/29/2004	AOL Inc.
7,577,709	2/17/2006	AOL Inc.
7,584,194	11/22/2005	Truveo, Inc.
7,587,669	4/16/2004	AOL Inc.
7,590,695	5/7/2004	AOL Inc.
7,590,696	7/21/2004	AOL Inc.
7,591,004	7/28/2005	AOL Inc.
7,593,928	1/29/2007	AOL Inc.
7,594,003	8/2/2005	AOL Inc.
7,596,804	12/22/2004	AOL Inc.
7,599,792	10/31/2007	MapQuest, Inc.
7,599,990	6/2/2008	AOL Inc.
7,600,032	6/8/2007	AOL Inc.
7,602,895	9/29/2004	AOL Inc.
7,603,413	4/7/2006	AOL Inc.
7,603,417	12/30/2003	AOL Inc.
7,603,629	12/27/2006	AOL Inc.
7,603,700	12/29/2004	AOL Inc.
7,606,580	9/29/2005	AOL Inc.
7,606,597	1/22/2008	AOL Inc.
7,613,690	3/21/2006	AOL Inc.
7,613,776	12/30/2003	AOL Inc.
7,613,779	6/28/2004	AOL Inc.
7,617,121	11/10/2000	AOL Advertising Inc.
7,617,458	10/10/2000	AOL Inc.
7,620,363	5/16/2001	AOL Inc.
7,620,691	1/9/2007	AOL Inc.
7,624,103	10/4/2006	AOL Inc.
7,624,172	7/24/2000	AOL Inc.
7,624,274	12/21/2004	AOL Inc.
7,624,416	10/4/2006	AOL Inc.
7,627,635	7/28/2004	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,627,830	11/12/2003	AOL Inc.
7,636,751	11/18/2003	AOL Inc.
7,636,755	12/30/2003	AOL Inc.
7,636,777	2/13/2007	AOL Inc.
7,640,232	10/14/2003	AOL Inc.
7,640,306	11/18/2003	AOL Inc.
7,640,336	12/30/2002	AOL Inc.
7,644,166	12/30/2003	AOL Inc.
7,647,375	12/22/2003	AOL Inc.
7,647,381	4/4/2005	AOL Inc.
7,650,383	3/15/2005	AOL Inc.
7,653,379	12/4/2007	AOL Inc.
7,653,693	4/16/2004	AOL Inc.
7,660,784	5/30/2003	AOL Inc.
7,664,673	3/29/2001	AOL Inc.
7,664,767	3/24/2008	AOL Inc.
7,668,775	4/17/2006	AOL Inc.
7,668,946	8/30/2002	AOL Advertising Inc.
7,676,500	10/23/2006	AOL Inc.
7,685,237	10/19/2005	AOL Inc.
7,689,349	12/28/2005	Mapquest, Inc.
7,689,649	12/31/2002	AOL Inc.
7,689,655	6/30/2005	AOL Inc.
7,693,944	6/10/2004	AOL Inc.
7,694,013	5/29/2007	AOL Inc.
7,698,173	10/30/2007	AOL Inc.
7,698,649	7/13/2007	AOL Inc.
7,702,675	11/11/2006	AOL Inc.
7,703,010	5/23/2008	AOL Inc.
7,707,226	1/29/2007	AOL Inc.
7,707,261	7/21/2008	AOL Inc.
7,707,262	12/28/2004	AOL Inc.
7,707,627	6/25/2007	AOL Inc.
7,711,193	11/7/2006	AOL Inc.
7,716,038	11/6/2007	AOL Inc.
7,716,236	11/13/2006	AOL Inc.
7,716,287	12/20/2004	AOL Inc.
7,720,037	8/3/2006	AOL Inc.
7,720,836	7/7/2004	AOL Inc.
7,721,329	1/15/2004	AOL Inc.
7,725,110	11/17/2006	AOL Inc.
7,725,475	12/21/2004	AOL Inc.
7,725,481	3/3/2008	AOL Inc.
7,725,544	10/14/2003	AOL Inc.
7,725,580	10/31/2003	AOL Inc.
7,725,587	6/29/2001	AOL Inc.
7,730,137	12/22/2003	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,730,143	12/29/2006	AOL Inc.
7,734,042	12/22/2004	AOL Inc.
7,734,708	12/22/2003	AOL Inc.
7,734,795	6/12/2006	AOL Inc.
7,739,370	11/14/2008	AOL Inc.
7,739,408	12/12/2008	AOL Inc.
7,739,508	10/27/2006	AOL Inc.
7,739,602	6/24/2003	AOL Inc.
7,739,611	4/25/2006	AOL Inc.
7,742,999	4/30/2002	AOL Inc.
7,743,056	12/29/2006	AOL Inc.
7,746,787	8/31/2005	AOL Inc.
7,747,603	4/10/2007	AOL Inc.
7,752,186	12/20/2004	AOL Inc.
7,752,321	12/29/2003	AOL Inc.
7,756,928	12/30/2002	AOL Inc.
7,760,707	12/27/2004	AOL Inc.
7,765,265	9/29/2005	AOL Inc.
7,765,484	4/30/2002	AOL Inc.
7,765,584	12/4/2006	AOL Inc.
7,766,748	12/15/2003	AOL Inc.
7,769,042	9/18/2006	AOL Inc.
7,769,811	12/24/2003	AOL Inc.
7,774,342	7/21/2008	AOL Inc.
7,774,410	11/18/2003	AOL Inc.
7,774,711	9/29/2005	AOL Inc.
7,774,857	12/3/2007	AOL Inc.
7,779,009	1/27/2006	AOL Inc.
7,779,076	11/27/2002	AOL Inc.
7,779,345	7/30/2003	AOL Inc.
7,783,532	5/17/2007	AOL Inc.
7,783,592	1/10/2007	AOL Inc.
7,783,622	10/3/2006	AOL Inc.
7,783,980	10/18/2005	AOL Inc.
7,788,376	11/28/2007	AOL Inc.
7,797,338	12/9/2004	AOL Inc.
7,797,442	2/7/2008	AOL Inc.
7,805,007	4/1/2010	AOL Inc.
7,809,605	3/28/2006	AOL Inc.
7,809,710	2/13/2004	AOL Inc.
7,813,959	3/28/2006	AOL Inc.
7,814,425	12/29/2006	AOL Inc.
7,818,116	12/30/2002	Mapquest, Inc.
7,818,314	12/29/2004	AOL Inc.
7,818,371	11/13/2006	AOL ADVERTISING Inc.
7,818,379	12/23/2004	AOL Inc.
7,819,749	12/21/2004	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,822,636	7/1/2000	AOL Advertising Inc.
7,822,703	12/31/2001	AOL Inc.
7,827,128	6/4/2008	AOL Advertising Inc.
7,828,661	12/21/2004	AOL Inc.
7,831,384	12/30/2005	AOL Inc.
7,831,441	6/27/2008	AOL Inc.
7,835,859	4/28/2006	AOL Inc.
7,835,937	10/15/2007	AOL Advertising Inc.
7,835,938	10/31/2007	AOL Advertising Inc.
7,835,939	10/31/2007	AOL Advertising Inc.
7,836,194	10/05/2007	AOL Inc.
7,849,307	12/22/2006	AOL Inc.
7,853,702	8/1/2008	AOL Inc.
7,865,387	5/23/2002	AOL Inc.
7,865,839	12/23/2004	AOL Inc.
7,869,941	12/28/2007	AOL Inc.
7,870,089	5/31/2002	AOL Inc.
7,870,197	9/29/2005	AOL Inc.
7,870,199	10/6/2003	AOL Inc.
7,870,215	8/26/2009	AOL Inc.
7,872,640	12/29/2006	AOL Inc.
7,877,450	1/30/2008	AOL Inc.
7,877,697	10/5/2007	AOL Inc.
7,882,360	12/20/2004	AOL Inc.
7,885,974	11/18/2003	AOL Inc.
7,886,232	9/12/2006	AOL Inc.
7,890,123	10/19/2009	AOL Inc.
7,890,661	5/16/2001	AOL Inc.
7,894,588	12/21/2004	AOL Inc.
7,895,335	6/29/2001	AOL Inc.
7,895,446	9/25/2006	AOL Inc.
7,899,257	9/1/2010	AOL Inc.
7,899,862	11/18/2003	AOL Inc.
7,900,148	5/5/2008	AOL Inc.
7,904,238	1/8/2008	MapQuest, Inc.
7,904,473	4/3/2006	AOL Inc.
7,904,531	10/10/2008	AOL Inc.
7,904,554	12/23/2009	AOL Inc.
7,907,966	7/19/2005	AOL Inc.
7,908,227	1/12/2007	AOL Inc.
7,908,327	11/18/2003	AOL Inc.
7,908,554	12/29/2004	AOL Inc.
7,908,644	4/19/2007	AOL Inc.
7,912,745	11/30/2009	AOL Inc.
7,912,836	1/28/2008	Truveo, Inc.
7,913,176	12/21/2004	AOL Inc.
7,920,965	12/29/2006	Mapquest, Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
7,921,157	10/16/2006	AOL Inc.
7,921,163	8/27/2004	AOL Inc.
7,924,989	10/11/2006	AOL Inc.
7,925,542	10/24/2008	AOL Inc.
7,925,615	2/23/2009	AOL Inc.
7,925,709	12/5/2008	AOL Inc.
7,929,976	5/7/2007	AOL Inc.
7,930,409	2/23/2006	AOL Inc.
7,937,412	5/18/2010	AOL Inc.
7,937,422	11/3/2006	AOL Inc.
7,941,753	12/29/2006	AOL Inc.
7,945,674	12/29/2003	AOL Inc.
7,949,671	3/21/2000	AOL Inc.
7,949,759	12/29/2003	AOL Inc.
7,954,146	1/6/2009	AOL Inc.
7,954,155	1/28/2008	AOL Inc.
7,958,243	4/28/2008	AOL Inc.
7,962,094	6/9/2008	AOL Inc.
7,962,504	5/24/2006	AOL Inc.
7,962,845	4/28/2006	AOL Inc.
7,966,626	6/11/2007	AOL Inc.
7,970,598	8/16/2001	AOL Inc.
7,970,750	3/10/2009	AOL Inc.
7,974,875	3/21/2000	AOL Inc.
7,979,802	5/17/2002	AOL Inc.
7,983,488	2/11/2011	AOL Inc.
7,984,029	6/23/2008	AOL Inc.
7,984,061	4/14/2008	AOL Inc.
7,984,098	7/25/2001	AOL Inc.
7,986,938	12/16/2009	AOL Inc.
7,987,198	2/17/2010	AOL Inc.
7,987,236	3/11/2010	AOL Inc.
7,988,560	9/29/2005	AOL Inc.
7,991,636	04/13/2004	AOL Inc.
7,991,911	3/26/2010	AOL Inc.
7,996,460	07/14/2008	AOL Inc.
7,996,881	11/9/2005	AOL Inc.
7,996,910	11/30/2006	AOL Inc.
8,001,190	12/11/2002	AOL Inc.
8,001,199	11/25/2009	AOL Inc.
8,001,200	1/12/2010	AOL Inc.
8,001,244	4/12/2010	AOL Inc.
8,001,254	4/28/2010	AOL Inc.
8,005,511	9/17/2009	AOL Inc.
8,005,813	9/12/2007	AOL Inc.
8,005,919	8/29/2003	AOL Inc.
8,010,371	8/25/2008	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
8,010,474	6/25/2007	AOL Inc.
8,010,680	6/3/2009	AOL Inc.
8,010,783	3/14/2005	AOL Inc.
8,011,000	12/13/2004	AOL Inc.
8,015,247	9/27/2006	AOL Inc.
8,015,607	3/11/2009	AOL Inc.
8,019,363	2/4/2004	AOL Inc.
8,023,957	5/14/2010	AOL Inc.
8,024,206	8/30/2001	AOL Inc.
8,024,413	7/14/2009	AOL Inc.
8,024,447	12/30/2009	AOL Advertising Inc.
8,024,484	4/24/2009	AOL Inc.
8,024,572	12/22/2004	AOL Inc.
8,026,918	11/21/2007	AOL Inc.
8,027,694	1/29/2008	AOL Inc.
8,027,989	4/12/2010	AOL Inc.
8,028,092	6/28/2002	AOL Inc.
8,028,325	2/6/2006	AOL Inc.
8,037,139	12/21/2004	AOL Inc.
8,037,147	9/3/2009	AOL Inc.
8,037,150	5/18/2004	AOL Inc.
8,041,768	3/19/2001	AOL Inc.
8,059,654	5/7/2010	AOL Inc.
8,060,566	10/1/2008	AOL Inc.
8,060,856	11/18/2005	AOL Inc.
8,073,614	12/7/2010	AOL Inc.
8,073,867	05/21/2008	AOL Inc.
8,073,916	8/6/2009	AOL Inc.
8,073,948	9/10/2010	AOL Advertising Inc.
8,078,614	10/30/2008	AOL Inc.
8,078,625	9/11/2006	AOL Inc.
8,078,678	5/27/2011	AOL Inc.
8,082,311	8/4/2009	AOL Inc.
8,082,348	12/30/2005	AOL Inc.
8,082,511	2/14/2008	AOL Inc.
8,087,019	10/31/2006	AOL Inc.
8,094,800	3/19/2007	AOL Inc.
8,095,303	4/29/2008	Mapquest, Inc.
8,095,596	6/8/2010	AOL Inc.
8,095,597	5/1/2001	AOL Inc.
8,099,667	5/20/2009	AOL Inc.
8,099,780	11/1/2006	AOL Inc.
8,103,546	12/29/2004	Lightningcast LLC
8,103,729	10/6/2008	AOL Inc.
8,103,734	12/8/2010	AOL Inc.
8,103,960	9/26/2008	AOL Inc.
8,108,425	9/10/2010	AOL Inc.

Seller

Domestic

Patents	Filing Date	Owner	Applications	Filing Date	Owner
8,108,436	2/13/2008	AOL Inc.
8,112,550	10/13/2006	Tacoda LLC
8,117,069	2/18/2011	AOL Inc.
8,117,265	12/30/2003	AOL Inc.
8,121,963	10/5/2010	AOL Advertising Inc.
8,122,057	5/2/2011	AOL Inc.
8,122,087	3/21/2006	AOL Inc.
8,122,137	2/13/2009	AOL Inc.
8,122,363	5/4/2001	AOL Inc.
8,130,755	6/11/2007	AOL Inc.
8,130,931	7/30/2007	AOL Inc.
8,131,555	3/21/2000	AOL Inc.
8,132,103	9/6/2006	AOL Inc.
8,132,110	8/5/2003	AOL Inc.
8,135,539	7/9/2010	Mapquest, Inc.
8,135,737	3/24/2008	AOL Inc.
8,135,744	9/28/2010	AOL Inc.
8,140,703	10/2/2001	AOL Inc.
8,146,826	12/30/2004	AOL Inc.
8,150,892	8/12/2003	AOL Inc.
D393,634	9/18/1995	AOL Inc.
D395,296	10/11/1994	AOL Inc.
D397,100	9/26/1994	AOL Inc.
D445,705	11/10/2000	AOL Inc.
D446,143	11/10/2000	AOL Inc.
D463,379	11/10/2000	AOL Inc.
D468,296	11/10/2000	AOL Inc.
RE40,804	6/7/2006	AOL Inc.
RE41,411	6/7/2006	AOL Inc.
RE42,702	6/25/2010	AOL Inc.

Seller

Foreign

Patents	Jurisdiction	Filing Date	Owner
AT173102T	Austria	5/24/1996	AOL Inc.
AT242577T	Austria	3/19/1997	AOL Inc.
AT527811T	Austria	6/23/1998	AOL Advertising Inc.
AT534987T	Austria	5/20/2004	AOL Inc.
AU733290B2	Australia	11/14/1997	AOL Inc.
AU2001245497B2	Australia	3/6/2001	AOL Inc.
AU2002340039B2	Australia	9/27/2002	AOL Inc.
AU2004260484B2	Australia	7/21/2004	AOL Inc.
AU2005262365B2	Australia	7/1/2005	AOL Inc.
AU2005309617B2	Australia	11/22/2005	Truveo, Inc.
AU2007200208B2	Australia	1/18/2007	AOL Inc.

Seller

Foreign

Patents	Jurisdiction	Filing Date	Owner
AU5169996	Australia	2/14/1996	AOL Inc.
AU713756B2	Australia	10/21/1996	AOL Inc.
AU719715B2	Australia	3/19/1997	AOL Inc.
AU725838B2	Australia	5/15/1998	AOL Inc.
AU727706B2	Australia	10/21/1996	AOL Inc.
AU744117B2	Australia	9/30/1997	AOL Advertising Inc.
AU748282B2	Australia	5/29/1998	AOL Inc.
AU749596B2	Australia	6/23/1998	AOL Advertising Inc.
AU772598B2	Australia	3/30/2000	AOL Inc.
CA2177441C	Canada	5/27/1996	AOL Inc.
CA2216387C	Canada	11/13/1996	AOL Inc.
CA2235249C	Canada	10/21/1996	AOL Inc.
CA2235275C	Canada	10/21/1996	AOL Inc.
CA2244787C	Canada	1/24/1997	AOL Inc.
CA2249259C	Canada	3/19/1997	AOL Inc.
CA2252045C	Canada	4/11/1997	AOL Inc.
CA2268147C	Canada	9/30/1997	AOL Advertising Inc.
CA2270969C	Canada	11/7/1997	AOL Inc.
CA2279855C	Canada	1/28/1998	AOL Inc.
CA2290524C	Canada	5/15/1998	AOL Inc.
CA2307718C	Canada	10/28/1998	AOL Inc.
CA2316256C	Canada	12/22/1998	AOL Inc.
CA2357494C	Canada	11/7/1997	AOL Inc.
CA2358857C	Canada	3/19/1997	AOL Inc.
CA2373520C	Canada	5/25/2000	AOL Inc.
CA2381174C	Canada	8/4/2000	AOL Inc.
CA2390184	Canada	10/31/2000	AOL Inc.
CA2390184C	Canada	10/31/2000	AOL Inc.
CA2400807C	Canada	3/6/2001	AOL Inc.
CA2403520C	Canada	3/19/2001	AOL Inc.
CA2403709C	Canada	3/19/2001	AOL Inc.
CA2417244C	Canada	7/25/2001	AOL Inc.
CA2417625C	Canada	10/9/2001	AOL Inc.
CA2503453C	Canada	11/20/2003	AOL Inc.
CA2506417C	Canada	11/17/2003	AOL Inc.
CA2541244C	Canada	10/1/2004	AOL Inc.
CA2547240C	Canada	11/19/2004	AOL Inc.
CA2568095C	Canada	6/23/1998	AOL Advertising Inc.
CA2591578C	Canada	4/11/1997	AOL Inc.
CN100337461C	China	3/19/2001	AOL Inc.
CN100401733C	China	3/19/2001	AOL Inc.
CN100428106C	China	12/20/2000	AOL Inc.
CN100476805C	China	11/17/2003	AOL Inc.
CN100483384C	China	4/30/2002	AOL Inc.
CN100486370C	China	9/3/2004	AOL Inc.
CN100571297C	China	7/21/2004	AOL Inc.
CN1226886C	China	3/6/2001	AOL Inc.

Seller

Foreign

Patents	Jurisdiction	Filing Date	Owner
CN1278537C	China	6/23/1998	AOL Advertising Inc.
CN1293740C	China	7/25/2001	AOL Inc.
CN1313897C	China	5/19/2000	AOL Inc.
CN1322448C	China	8/4/2000	AOL Inc.
DE60014363T2	Germany	5/25/2000	AOL Inc.
DE60016042T2	Germany	12/20/2000	AOL Inc.
DE60041790D1	Germany	5/25/2000	AOL Inc.
DE60103625T2	Germany	3/19/2001	AOL Inc.
DE60130003T2	Germany	10/9/2001	AOL Inc.
DE60132433T2	Germany	3/19/2001	AOL Inc.
DE60141324D1	Germany	3/6/2001	AOL Inc.
DE60144233D1	Germany	7/25/2001	AOL Inc.
DE602004026761D1	Germany	10/1/2004	AOL Inc.
DE60322938D1	Germany	11/17/2003	AOL Inc.
DE69600905T2	Germany	5/24/1996	AOL Inc.
DE69613577T2	Germany	3/8/1996	AOL Inc.
DE69629485T2	Germany	10/21/1996	AOL Inc.
DE69631792T2	Germany	10/21/1996	AOL Inc.
DE69722601T2	Germany	3/19/1997	AOL Inc.
DE69735009T2	Germany	9/30/1997	AOL Advertising Inc.
DE69736298T2	Germany	4/11/1997	AOL Inc.
DE69802925T2	Germany	5/18/1998	AOL Inc.
DE69829584T2	Germany	12/22/1998	AOL Inc.
EP1002417B1	European	6/23/1998	AOL Advertising Inc.
EP1013044B1	European	9/30/1997	AOL Advertising Inc.
EP1040431B1	European	12/22/1998	AOL Inc.
EP1181686B1	European	5/25/2000	AOL Inc.
EP1252560B1	European	12/20/2000	AOL Inc.
EP1264413B1	European	3/6/2001	AOL Inc.
EP1264469B1	European	3/19/2001	AOL Inc.
EP1266507B1	European	3/19/2001	AOL Inc.
EP1269732B1	European	3/16/2001	AOL Inc.
EP1303974B1	European	7/25/2001	AOL Inc.
EP1325425B1	European	10/9/2001	AOL Inc.
EP1480201B1	European	5/25/2000	AOL Inc.
EP1565845B1	European	11/17/2003	AOL Inc.
EP1629457B1	European	5/20/2004	AOL Inc.
EP1678930B1	European	10/1/2004	AOL Inc.
EP749081B1	European	5/24/1996	AOL Inc.
EP830784B1	European	3/8/1996	AOL Inc.
EP856185B1	European	10/21/1996	AOL Inc.
EP870251B1	European	10/21/1996	AOL Inc.
EP888689B1	European	3/19/1997	AOL Inc.
EP958587B1	European	4/11/1997	AOL Inc.
EP983540B8	European	5/15/1998	AOL Inc.
ES2288522T3	Spain	10/9/2001	AOL Inc.
GB2317474	United Kingdon	2/14/1996	AOL Inc.

Seller

Foreign

Patents	Jurisdiction	Filing Date	Owner
HK1026486A1	Hong Kong	9/5/2000	AOL Inc.
HK1057302A1	Hong Kong	1/2/2004	AOL Inc.
HK1087801A1	Hong Kong	7/14/2006	AOL Inc.
IN234319	India	10/28/2003	AOL Inc.
IN238819	India	10/28/2003	AOL Inc.
IN241192	India	5/25/2006	AOL Inc.
JP03233410B2	Japan	10/21/1996	AOL Inc.
JP03271985B2	Japan	3/19/1997	AOL Inc.
JP03722295B2	Japan	5/15/1998	AOL Inc.
JP03819295B2	Japan	10/31/2000	AOL Inc.
JP03914921B2	Japan	3/31/2003	AOL Inc.
JP03933701B2	Japan	9/30/1997	AOL Advertising Inc.
JP03983286B2	Japan	3/8/1996	AOL Inc.
JP03996769B2	Japan	12/19/2000	AOL Inc.
JP04065411B2	Japan	4/30/2002	AOL Inc.
JP04467220B2	Japan	3/19/2001	AOL Inc.
JP04890717B2	Japan	3/6/2001	AOL Inc.
JP3819295	Japan	10/31/2000	AOL Inc.
KR503128B1	Korea	9/4/2000	AOL Inc.
KR693681B1	Korea	9/30/2004	AOL Inc.
KR749456B1	Korea	9/3/2005	AOL Inc.
KR799658B1	Korea	5/18/2005	AOL Inc.
MX2004PA002788A	Mexico	3/24/2004	AOL Inc.
MX2005PA005313A	Mexico	5/18/2005	AOL Inc.

Seller

Foreign

Applications	Jurisdiction	Filing Date	Owner
AU199653596A	Australia	3/8/1996	AOL Inc.
AU199714061A	Australia	11/13/1996	AOL Inc.
AU199717083A	Australia	1/24/1997	AOL Inc.
AU199726642A	Australia	4/11/1997	AOL Inc.
AU199852008A	Australia	11/7/1997	AOL Inc.
AU199913667A	Australia	10/28/1998	AOL Inc.
AU199919375A	Australia	12/22/1998	AOL Inc.
AU199919401A	Australia	12/22/1998	AOL Inc.
AU199920281A	Australia	1/6/1999	AOL Inc.
AU199920930A	Australia	12/23/1998	AOL Inc.
AU200051485A	Australia	5/19/2000	AOL Inc.
AU200131259A	Australia	1/31/2001	AOL Inc.
AU200145497A	Australia	3/6/2001	AOL Inc.
AU200145826A	Australia	3/19/2001	AOL Inc.
AU200145827A	Australia	3/19/2001	AOL Inc.
AU200147456A	Australia	3/16/2001	AOL Inc.
AU200155831A	Australia	4/9/2001	AOL Inc.

Seller

Foreign

Applications	Jurisdiction	Filing Date	Owner
AU200166784A	Australia	6/8/2001	AOL Inc.
AU200177145A	Australia	7/25/2001	AOL Inc.
AU200187251A	Australia	3/16/2001	AOL Inc.
AU200213208A	Australia	10/15/2001	AOL Inc.
AU200213470A	Australia	10/9/2001	AOL Inc.
AU2002256379A1	Australia	4/30/2002	AOL Inc.
BR199611056A	Brazil	10/21/1996	AOL Inc.
BR200416988A	Brazil	11/19/2004	AOL Inc.
CA2445869A1	Canada	4/30/2002	AOL Inc.
CA2462037A1	Canada	9/27/2002	AOL Inc.
CA2486135A1	Canada	5/19/2003	AOL Inc.
CA2496822A1	Canada	8/27/2003	AOL Inc.
CA2526187A1	Canada	5/20/2004	AOL Inc.
CA2533514A1	Canada	7/21/2004	AOL Inc.
CA2547294A1	Canada	3/6/2001	AOL Inc.
CA2588219A1	Canada	11/22/2005	Truveo, Inc.
CA2588824A1	Canada	11/30/2005	AOL Inc.
CA2592387A1	Canada	12/20/2005	AOL Inc.
CA2592577A1	Canada	12/29/2005	AOL Inc.
CA2592803A1	Canada	12/30/2005	AOL Inc.
CA2596279A1	Canada	1/27/2006	AOL Inc.
CA2674031A1	Canada	12/28/2007	AOL Inc.
CA2731259A1	Canada	4/11/1997	AOL Inc.
CN101044478A	China	7/1/2005	AOL Inc.
CN101291330B	China	9/30/1997	AOL Advertising Inc.
CN101815039A	China	9/27/2002	AOL Inc.
CN1578952B	China	9/27/2002	AOL Inc.
CN1781291B	China	3/3/2004	AOL Inc.
CN1801962B	China	3/6/2001	AOL Inc.
EP1344162A2	European	12/19/2000	AOL Inc.
EP1346543A2	European	10/15/2001	AOL Inc.
EP1360603A2	European	9/21/2000	AOL Inc.
EP1384157A4	European	4/30/2002	AOL Inc.
EP1428139A4	European	8/14/2002	AOL Inc.
EP1466287A4	European	1/17/2003	AOL Inc.
EP1535141A4	European	5/19/2003	AOL Inc.
EP1535180A4	European	8/27/2003	AOL Inc.
EP1563636A4	European	11/20/2003	AOL Inc.
EP1602051A2	European	3/3/2004	AOL Inc.
EP1654860A4	European	7/21/2004	AOL Inc.
EP1659746A3	European	9/30/1997	AOL Advertising Inc.
EP1792437A2	European	8/29/2005	AOL Inc.
EP1829346A4	European	12/22/2005	AOL Inc.
EP1836595A2	European	11/30/2005	AOL Inc.
EP1849087A4	European	12/30/2005	AOL Inc.
EP2078282A4	European	10/16/2007	AOL Inc.
EP2118734A4	European	12/28/2007	AOL Inc.

Seller

Foreign

Applications	Jurisdiction	Filing Date	Owner
EP2132651A2	European	2/27/2008	AOL Inc.
EP2395700A2	European	4/30/2002	AOL Inc.
EP876644A4	European	1/24/1997	AOL Inc.
HU199700604A3	Hungary	3/18/1997	AOL Inc.
IL119364A	Israel	10/6/1996	AOL Advertising Inc.
IL121501A	Israel	8/8/1997	AOL Advertising Inc.
IL175856D0	Israel	5/23/2006	AOL Inc.
IN2003KN01515	India	11/20/2003	AOL Inc.
IN2004DN00708	India	3/19/2004	AOL Inc.
IN2004KN00915	India	6/29/2004	AOL Inc.
IN2004KOL279	India	5/28/2004	AOL Inc.
IN2005DN02323	India	6/1/2005	AOL Inc.
IN2005DN04437	India	9/30/2005	AOL Inc.
IN2005DN04537	India	10/6/2005	AOL Inc.
IN2005DN05804	India	12/13/2005	AOL Inc.
IN2006DN00855	India	2/20/2006	AOL Inc.
IN2006KN00863	India	4/7/2006	AOL Inc.
IN2006KN01380	India	5/23/2006	AOL Inc.
IN2006KN03068	India	10/23/2006	AOL Inc.
IN2007DN00228	India	1/9/2007	AOL Inc.
IN2007DN01642	India	3/1/2007	AOL Inc.
IN2007DN04295	India	6/6/2007	AOL Inc.
IN2007DN05429	India	7/13/2007	AOL Inc.
IN2007DN05554	India	7/18/2007	AOL Inc.
JP10503899A	Japan	7/14/1995	AOL Inc.
JP11513813A	Japan	10/21/1996	AOL Inc.
JP2000508451A	Japan	4/11/1997	AOL Inc.
JP2001503893A	Japan	11/7/1997	AOL Inc.
JP2001507471A	Japan	11/14/1997	AOL Inc.
JP2001513603A	Japan	6/23/1998	AOL Advertising Inc.
JP2002505020A	Japan	5/29/1998	AOL Inc.
JP2002510410A	Japan	1/28/1998	AOL Inc.
JP2002540533A	Japan	3/30/2000	AOL Inc.
JP2003501715A	Japan	6/1/2000	AOL Inc.
JP2003506783A	Japan	8/4/2000	AOL Inc.
JP2003510687A	Japan	9/18/2000	AOL Inc.
JP2003518283A	Japan	12/20/2000	AOL Inc.
JP2003521784A	Japan	1/31/2001	AOL Inc.
JP2003527666A	Japan	9/21/2000	AOL Inc.
JP2003528539A	Japan	3/19/2001	AOL Inc.
JP2003533909A	Japan	3/16/2001	AOL Inc.
JP2004505363A	Japan	7/25/2001	AOL Inc.
JP2004510215A	Japan	5/19/2000	AOL Inc.
JP2004513419A	Japan	10/9/2001	AOL Inc.
JP2004514190A	Japan	3/16/2001	AOL Inc.
JP2004533755A	Japan	4/30/2002	AOL Inc.
JP2004535118A	Japan	5/25/2001	AOL Inc.

Seller

Foreign

Applications	Jurisdiction	Filing Date	Owner
JP2005505054A	Japan	9/27/2002	AOL Inc.
JP2005516280A	Japan	1/8/2003	AOL Inc.
JP2006510123A	Japan	11/17/2003	AOL Inc.
JP2006524866A	Japan	3/26/2004	AOL Inc.
JP2007516671A	Japan	11/19/2004	AOL Inc.
JP2008027454A	Japan	8/8/2007	AOL Inc.
JP2008505407A	Japan	7/1/2005	AOL Inc.
JP2008521147A	Japan	11/22/2005	Truveo, Inc.
JP2009054174A	Japan	10/8/2008	AOL Inc.
JP2009193591A	Japan	3/17/2009	AOL Inc.
JP9269923A	Japan	6/12/1996	AOL Inc.
KR2002093852A	Korea	9/23/2002	AOL Inc.
KR2005121222A	Korea	9/26/2005	AOL Inc.
KR2007085041A	Korea	6/26/2006	AOL Inc.

(c)(i)

None.

(c)(ii)

[****]

Company

Domestic

Patents	Filing Date	Owner
5,657,390	8/25/1995	Netscape Communications Corp.
5,671,279	11/13/1995	Netscape Communications Corp.
5,724,508	3/9/1995	Netscape Communications Corp.
5,757,669	5/31/1995	Netscape Communications Corp.
5,774,670	10/6/1995	Netscape Communications Corp.
5,825,890	7/1/1997	Netscape Communications Corp.
5,826,242	8/27/1997	Netscape Communications Corp.
5,864,852	4/26/1996	Netscape Communications Corp.
5,877,759	3/26/1997	Netscape Communications Corp.
5,892,761	10/31/1995	Netscape Communications Corp.
5,895,465	9/9/1997	Netscape Communications Corp.
5,917,491	8/29/1997	Netscape Communications Corp.
5,943,665	9/9/1997	Netscape Communications Corp.
5,978,817	3/21/1997	Netscape Communications Corp.
5,987,608	5/13/1997	Netscape Communications Corp.
6,014,135	4/4/1997	Netscape Communications Corp.

Company

Domestic

Patents	Filing Date	Owner
6,021,228	10/14/1997	Netscape Communications Corp.
6,023,726	1/20/1998	Netscape Communications Corp.
6,029,196	6/18/1997	Netscape Communications Corp.
6,034,683	6/19/1997	Netscape Communications Corp.
6,035,121	7/7/1997	Netscape Communications Corp.
6,035,278	7/8/1997	Netscape Communications Corp.
6,047,330	1/20/1998	Netscape Communications Corp.
6,055,572	1/20/1998	Netscape Communications Corp.
6,064,982	11/12/1997	Netscape Communications Corp.
6,069,633	9/18/1997	Netscape Communications Corp.
6,076,104	9/4/1997	Netscape Communications Corp.
6,081,805	9/10/1997	Netscape Communications Corp.
6,081,899	1/9/1998	Netscape Communications Corp.
6,092,068	8/5/1997	Netscape Communications Corp.
6,094,485	9/18/1997	Netscape Communications Corp.
6,108,651	2/2/1999	Netscape Communications Corp.
6,130,670	7/29/1997	Netscape Communications Corp.
6,138,107	1/4/1996	Netscape Communications Corp.
6,167,451	1/20/1998	Netscape Communications Corp.
6,175,853	9/17/1996	Netscape Communications Corp.
6,175,864	6/30/1997	Netscape Communications Corp.
6,181,322	11/7/1997	Netscape Communications Corp.
6,182,117	6/12/1997	Netscape Communications Corp.
6,189,024	1/6/1998	Netscape Communications Corp.
6,195,091	12/10/1997	Netscape Communications Corp.
6,195,094	9/29/1998	Netscape Communications Corp.
6,195,679	1/6/1998	Netscape Communications Corp.
6,216,122	11/19/1997	Netscape Communications Corp.
6,252,597	2/14/1997	Netscape Communications Corp.
6,327,611	11/4/1998	Netscape Communications Corp.
6,341,280	10/30/1998	Netscape Communications Corp.
6,343,377	12/30/1997	Netscape Communications Corp.
6,345,284	6/6/1997	Netscape Communications Corp.
6,366,913	10/21/1998	Netscape Communications Corp.
6,389,534	9/30/1997	Netscape Communications Corp.
6,397,330	9/30/1997	Netscape Communications Corp.
6,401,092	9/25/1998	Netscape Communications Corp.
6,535,879	2/18/2000	Netscape Communications Corp.
6,574,675	9/22/1999	Netscape Communications Corp.
6,658,453	5/28/1999	Netscape Communications Corp.
6,717,580	2/2/2000	Netscape Communications Corp.
6,854,085	7/15/1999	Netscape Communications Corp.
6,862,616	3/20/2000	Netscape Communications Corp.
6,889,247	1/29/2001	Netscape Communications Corp.
6,950,819	11/22/1999	Netscape Communications Corp.
7,003,554	3/20/2000	Netscape Communications Corp.
7,013,390	10/30/2001	Netscape Communications Corp.

Company

Domestic

Patents	Filing Date	Owner
7,133,833	10/27/1998	Netscape Communications Corp.
7,281,203	9/29/1998	Netscape Communications Corp.
7,328,405	12/9/1998	Netscape Communications Corp.
7,337,173	12/4/1997	Netscape Communications Corp.
7,340,406	9/21/2000	Netscape Communications Corp.
7,360,241	8/3/2001	Netscape Communications Corp.
7,478,142	9/29/1998	Netscape Communications Corp.
7,685,431	3/20/2000	Netscape Communications Corp.
D427,979	4/17/1997	Netscape Communications Corp.
D499,739	7/5/1997	Netscape Communications Corp.
RE42,892	10/17/2002	Netscape Communications Corp.

Company

Domestic

Applications	Filing Date	Owner
11/868,228	10/5/2007	Netscape Communications Corp.
12/023,352	1/31/2008	Netscape Communications Corp.

Company

Foreign

Patents	Jurisidiction	Filing Date	Owner
AU769089B2	Australia	5/11/2000	Netscape Communications Corp.
CN100414471C	China	10/19/2000	Netscape Communications Corp.
CA2369958C	Canada	5/11/2000	Netscape Communications Corp.
JP04028233B2	Japan	5/11/2000	Netscape Communications Corp.

Company

Foreign

Applications	Jurisidiction	Filing Date	Owner
JP2003515806A	Japan	10/19/2000	Netscape Communications Corp.

Section 3.6

Encumbrances and Liens; Standards-Setting Organizations.

(a)

[****]

(b)

[****]

(c)

[****]

Section 3.8(a)

Undisclosed Liabilities.

None.

Section 5.4

Conduct of Business.

None.

Section 5.7(a)

Restructuring Transactions.

Assets

None.

Liabilities

None.

Agreement

[****]

Section 8.1

Survival.

(a)

[****]

(b)

[****]